Filed Pursuant to Rule 424(b)(3)
Registration No. 333-170173

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

SUPPLEMENT NO. 9 DATED APRIL 1, 2013

TO THE PROSPECTUS DATED MAY 15, 2012

This document supplements, and should be read in conjunction with, the prospectus of O’Donnell Strategic Industrial REIT, Inc, dated May 15, 2012, and consolidates, supersedes and replaces all previous supplements to the prospectus. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.

The purpose of this prospectus supplement is to describe the following:

(1)	the status of our initial public offering of shares of common stock;

(2)	updates to the description of our real property acquisitions;

(3)	loan agreements entered into in connection with our real property acquisitions;

(4)	the breaking of escrow for the minimum offering amount in our offering;

(5)	an update to our share repurchase program;

(6)	the renewal of our advisory agreement;

(7)	the compensation, fees and reimbursements payable to our advisor and its affiliates as of September 30, 2012;

(8)	an update to the “Risk Factors” section of our prospectus;

(9)	the declaration of distributions to our stockholders;

(10)	the waiver of the asset management fee by our advisor;

(11)	an update to our selected financial data;

(12)	incorporation of certain information by reference;

(13)	the modification of our two loan agreements;

(14)	a Management’s Discussion and Analysis of Financial Condition and Results of Operations section, substantially the same as that which was filed in our Annual Report on Form 10-K on April 1, 2013;

(15)	updated financial information regarding the Company; and

(16)	revised forms of subscription agreements.

Status of Our Public Offering

We commenced our initial public offering of 110,526,316 shares of common stock on August 15, 2011. Of these shares, we are offering 100,000,000 shares in a primary offering and 10,526,316 shares pursuant to our distribution reinvestment plan. Pursuant to the terms of the offering, we were required to deposit all subscription proceeds in escrow until we received subscriptions aggregating at least $2,000,000, excluding subscriptions from residents of Pennsylvania and Tennessee. As of August 8, 2012, we had satisfied these conditions. As of March 12, 2013, we had accepted investors’ subscriptions for and issued 260,335 shares of our common stock in the offering, resulting in our receipt of gross proceeds of approximately $2,372,000. In addition, we have special escrow requirements for subscriptions from residents of Pennsylvania and Tennessee, the conditions of which, to date, have not been satisfied. As of March 12, 2013, we had 110,265,981 shares of our common stock remaining in our offering.

We will offer shares of our common stock pursuant to the offering until August 15, 2013, unless all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering in the offering have not been sold by August 15, 2013, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate the offering at any time prior to the stated termination date.

Description of Real Estate Investments

The following information should be read in conjunction with, and is hereby added to, the discussion contained in the “Prospectus Summary” section of the prospectus beginning on page 5 and the “Investment Objectives, Strategy and Policies” of the prospectus beginning on page 54.

Description of Real Estate Investments

As of March 13, 2013, we, through separate wholly-owned indirect subsidiaries, owned two properties located in two states, consisting of approximately 96,000 gross rentable square feet of corporate office and industrial space. We acquired the properties listed below through the use of net proceeds from our ongoing initial public offering and debt.

Property Description	Date Acquired	Year Built	Purchase Price	Property Taxes(*)	Fees Paid to Sponsor (1)	Initial Yield (2)	Average Yield (3)	Physical Occupancy	Location (4)
Flowers Foods Distribution Center (5)	12/12/2012	2012	$1,684,067	$9,555	$33,681	7.38%	7.75%	100%	Tampa, Florida
Winston-Salem Property (6)	12/26/2012	2001	$4,460,000	$45,000	$89,200	6.90%	7.86%	100%	Winston-Salem, North Carolina

			$6,144,067		$122,881

(1)	Fees paid to sponsor include payments that will be or have been made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 89 of the prospectus.
(2)	Initial yield is calculated as the current annualized rental income for the in-place lease at the property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The property is subject to a long-term net lease. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.
(3)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place lease over the non-cancellable lease term at the property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. The properties are generally subject to a long-term net lease. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.
(4)	Our properties are located in the metropolitan areas of their respective cities and as such may compete with other facilities for tenants if the current lease is not renewed.
(5)	All of the operations at the Flowers Food Distribution Center and the principal nature of business of the tenant are related to the baked goods industry.
(6)	All of the operations at the Winston-Salem Property and the principal nature of business of the tenant are related to recycling services.
(*)	Represents the real estate taxes on the property for 2011.

We will pay an affiliate of our advisor a property management and leasing fee of 3.0% of the gross monthly revenues derived from operations of our properties. Among other things, the property manager has the authority to negotiate and enter into leases for our properties on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of our operating expenses. Our other affiliates may receive additional fees or compensation as a result of the acquisition of our properties in accordance with the compensation provisions described in the prospectus.

Tenant Lease Terms

The following information should be read in conjunction with the discussion contained in the “Investment Objectives, Strategy and Policies—Industrial Properties—Lease Terms” section beginning on page 60 of the prospectus.

The following table shows, as of March 13, 2013, the principal provisions of the lease terms for the major tenants of our properties.

Property	Major Tenant (1)	Renewal Options (2)	Annual Base Rent at Acquisition (3)		Base Rent Per Square Foot	Lease Term
Flowers Foods Distribution Center	Flowers Baking Co. of Bradenton, LLC (4)	N/A	$124,200	(5)	$10.21	December 1, 2012	November 30, 2027
Winston-Salem Property	WM Recycle America, LLC (6)	2/5 yr	$307,875	(7)	$3.66	January 1, 2012	December 31, 2022

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is creditworthy.
(2)	Represents option renewal period/term of each option.
(3)	Annual base rent is substantially equivalent to annual effective rent.
(4)	Flowers Baking Co. of Bradenton, LLC is wholly-owned by Flowers Foods, Inc.
(5)	Rent increases every year by an average of 5.0% of the then-current annual base rent.
(6)	WM Recycle America, LLC is a wholly-owned subsidiary of Waste Management, Inc., which has guaranteed the lease.
(7)	Rent increases every year by an average of 2.75% of the then-current annual base rent.

Depreciable Tax Basis

The following information should be read in conjunction with, and is hereby added to, the discussion contained in the “Investment Objectives, Strategy and Policies” section of the prospectus beginning on page 54.

Depreciable Tax Basis

When we calculate depreciation expense for federal income tax purposes, we depreciate personal property and buildings based upon an estimated useful life of 10 and 40 years, respectively. The preliminary depreciable basis in our properties acquired, which is estimated as of their respective acquisition date, is as follows:

Property	Depreciable Tax Basis
Flowers Foods Distribution Center	$1,416,916
Winston-Salem Property	$3,411,695

Real Property Loans

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary—Leverage” section beginning on page 11 of the prospectus and the “Investment Objectives, Strategy and Policies—Leverage” section beginning on page 68 of the prospectus.

Property	Lender	Loan Amount	Interest Rate	Loan Date
Flowers Foods Distribution Center (1)	USAmeribank	$1,000,000	(2)	December 24, 2012	December 24, 2017(3)
Winston-Salem Property (4)	Fifth Third Bank	2,899,000	(4)	January 1, 2012	December 31, 2014(5)

		$3,899,000

(1)	This loan is secured by the property and guaranteed by our company.
(2)	The loan has a floating annual interest rate equal to the prime rate as published in the Wall Street Journal with a floor of 4.15%, and a default interest rate equal to 18.0%.
(3)	This loan may be prepaid without penalty prior to its maturity date. In addition, the principal amount due under the loan must be paid down to $842,000 by March 24, 2013.
(4)	This loan is secured by the property and is guaranteed by our company and the operating partnership. The annual interest rate is equal to the greater of (A) (x) the prime rate plus 0.50% or (y) the federal funds rate plus 0.50% (the higher of such rates being the “Base Rate”) or (B) LIBOR plus 4.25% (subject to certain reductions described below): The default interest rate is equal to 5.0% plus the Base Rate. The portion of the loan bearing interest at the Base Rate may be prepaid in whole or in part without any penalty or premium at any time.
(5)	The maturity date may be extended to December 31, 2015 as set forth in the loan agreement. In addition, the principal amount due under the loan must be paid down to $2,230,000 by March 21, 2013, at which time the interest rate on any portion of the loan bearing interest at the LIBOR Rate will be reduced to LIBOR plus 3.25%.

In addition, the first sentence of the first paragraph of the “Investment Objectives, Strategy and Policies—Leverage” section appearing on page 68 of the prospectus is hereby deleted in its entirety.

Conditions to Raising Minimum Offering Amount

The first sentence of the fifth paragraph on the cover page of the prospectus is superseded and replaced in its entirety with the following:

Our shares of common stock are offered to investors on a best efforts basis through SC Distributors, LLC, the dealer manager of this offering. We were required to deposit all subscription proceeds in escrow until we received subscriptions in the aggregate amount of at least $2,000,000, including purchases of shares by our directors, officers and affiliates. As of August 8, 2012, we had satisfied these conditions and had subscriptions for our common stock in the aggregate amount of at least $2,000,000, which included our advisor purchasing an aggregate amount of $1,945,069, at a purchase price of $9.025 per share of common stock. In addition, we have special escrow requirements for subscriptions from residents of Pennsylvania and Tennessee, the conditions of which, to date, have not been satisfied.

The first two sentences under the question captioned “What happens if you do not raise a minimum of $2,000,000 in this offering?” on page two of the prospectus are superseded and replaced in their entirety with the following:

We were required to deposit all subscription proceeds in escrow until we received subscriptions aggregating at least $2,000,000, including purchases of shares by our directors, officers and affiliates. As of August 8, 2012, we had satisfied these conditions and had subscriptions for our common stock in the aggregate amount of at least $2,000,000, which included our advisor purchasing an aggregate amount of $1,945,069, at a purchase price of $9.025 per share of common stock. In addition, we have special escrow requirements for subscriptions from residents of Pennsylvania and Tennessee, the conditions of which, to date, have not been satisfied.

The “Plan of Distribution—Minimum Offering” section beginning on page 147 of the prospectus is superseded and replaced in its entirety with the following:

We were required to deposit all subscription proceeds in escrow until we received subscriptions aggregating at least $2,000,000, including purchases of shares by our directors, officers and affiliates. As of August 8, 2012, we had satisfied these conditions and had subscriptions for our common stock in the aggregate amount of at least $2,000,000, which included our advisor purchasing an aggregate amount of $1,945,069, at a purchase price of $9.025 per share of common stock. In addition, we have special escrow requirements for subscriptions from residents of Pennsylvania and Tennessee, the conditions of which, to date, have not been satisfied. Due to the higher minimum offering requirement for Pennsylvania and Tennessee investors, subscription payments made by Pennsylvania and Tennessee investors did not count toward the $2,000,000 minimum offering requirement for all other jurisdictions. See “—Special Notice to Pennsylvania Investors” and “—Special Notice to Tennessee Investors” below.

Share Repurchase Program

The sixth paragraph of the “Prospectus Summary—Share Repurchase Program” section appearing on page 18 of the prospectus is superseded and replaced in its entirety with the following:

Our board of directors may, in its sole discretion, amend, suspend or terminate our share repurchase program at any time upon 30 days’ notice to our stockholders if it determines that the funds available to fund our share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of our share repurchase program is in our best interests. Our share repurchase program will terminate if the shares of our common stock are listed on a national securities exchange. There is no fee in connection with a repurchase of shares of our common stock pursuant to our share repurchase program.

The following paragraph is added to the last paragraph of the “Description of Capital Stock—Share Repurchase Program” section appearing on page 112 of the prospectus:

Any redemption requests made by our directors, officers and their affiliates will be subject to the redemption limitations described herein. In addition, our directors, officers and their affiliates may not redeem any such shares until we have raised $100,000,000 in offering proceeds in our primary offering. Furthermore, any redemption requests from our directors, officers and their affiliates will only be accepted (1) on the last business day of a calendar quarter, (2) after all other stockholders’ redemption requests for such quarter have been accepted; and (3) if such redemptions do not cause total redemptions to exceed 2.5% of our total net asset value as of the end of the immediately preceding quarter. Our advisor or any other affiliate of our sponsor that holds the initial investment may not sell its initial investment while our sponsor remains our sponsor, but may transfer its initial investment to other affiliates of our sponsor. As of March 20, 2013, we received no share redemption requests and had not redeemed any shares pursuant to our share repurchase program.

The eighth paragraph of the “Description of our Capital Stock—Share Repurchase Program” section appearing on page 113 of the prospectus is superseded and replaced in its entirety with the following:

Our board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time upon 30 days’ notice to our stockholders if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in our best interests. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.

There is no fee in connection with a repurchase of shares of our common stock pursuant to our share repurchase program.

The first paragraph of the “Plan of Distribution—General” section appearing on page 147 of the prospectus is superseded and replaced in its entirety with the following:

We are publicly offering a minimum of $2,000,000 and a maximum of $1,100,000,000 in shares of our common stock in this offering through our dealer manager, who will sell our shares on a ‘best-efforts” basis. In addition, our directors, officers and their affiliates may purchase shares of our common stock at the same price as such shares are then being sold to the public in this offering. The amount of any such investments will be included in determining whether we have exceeded the minimum offering amount. Any redemption requests made by our directors, officers and their affiliates will be subject to the redemption limitations as described in the “Description of Capital Stock—Share Repurchase Program” section of the prospectus. In addition, our directors, officers and their affiliates may not redeem such shares until we have raised $100,000,000 in offering proceeds in our primary offering. Furthermore, any redemption requests from our directors, officers and their affiliates will only be accepted (1) on the last business day of a calendar quarter, (2) after all other stockholders’ redemption requests for such quarter have been accepted; and (3) if such redemptions do not cause total redemptions to exceed 2.5% of our total net asset value as of the end of the immediately preceding quarter. Our advisor or any other affiliate of our sponsor that holds the initial investment may not sell its initial investment while our sponsor remains our sponsor, but may transfer its initial investment to other affiliates of our sponsor.

We are offering up to 100,000,000 shares of our common stock in the primary offering and up to 10,526,316 shares of our common stock pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the 10,526,316 shares of our common stock initially allocated to our distribution reinvestment plan remain unsold after meeting anticipated obligations under our distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the 10,526,316 shares of our common stock initially allocated to our distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the 100,000,000 shares of our common stock allocated to be offered in the primary offering to our distribution reinvestment plan. Shares of our common stock are being offered to the public in the primary offering at $10.00 per share, with discounts available for certain categories of purchasers, as described below. Shares of our common stock issued to our stockholders pursuant to our distribution reinvestment plan will be sold at an initial price of $9.50 per share. Our board of directors has arbitrarily determined the selling price of the shares of our common stock, and such price bears no relationship to our book or asset values or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon our liquidation.

Renewal of Advisory Agreement

The following information supplements, and should be read in conjunction with, the discussion contained in the “Management—The Advisory Agreement” section beginning on page 84 of the prospectus, and all similar disclosures appearing throughout the prospectus.

On August 9, 2012, we, along with the operating partnership, the advisor and the sponsor, executed a mutual consent to renew that certain advisory agreement by and among the Company, the operating partnership, the advisor and, solely in connection with the obligations set forth in Section 12.03, the sponsor, dated June 6, 2011. As a result of the renewal, the advisory agreement was extended through August 9, 2013.

Compensation, Fees and Reimbursements Payable to our Advisor and its Affiliates

The following data supplements, and should be read in conjunction with, the discussion contained in the “Management Compensation” section beginning on page 89 of the prospectus.

The following table summarizes the compensation, fees and expenses accrued by us, our advisor and its affiliates related to the offering stage during the respective periods (amounts are rounded):

	For the Nine Months Ended September 30, 2012	For the Twelve Months Ended December 31, 2011
Offering Stage:
Selling commissions	$5,245	$—
Selling commissions reallowed by our dealer manager	$5,245	$—
Dealer manager fee	$1,350	$—
Dealer manager fee reallowed by our dealer manager	$1,350	$—
Other organization and offering expenses	$2,800,000	$2,560,000

The following table summarizes any compensation, fees and expenses accrued by us, our advisor and its affiliates related to the acquisitions, operations and liquidation/listing stages during the respective periods (amounts are rounded):

	For the Nine Months Ended September 30, 2012	For the Twelve Months Ended December 31, 2011
Acquisitions and Operations Stage:	—	—
Acquisition fees and expenses	$—	—
Asset management fees (1)	$—	—
Property management and leasing fees and expenses	$—	—
Operating expenses	$483,000	132,000

(1)	On November 8, 2012, our advisor agreed to irrevocably waive the asset management fee that it is entitled to under the advisory agreement during the period commencing November 8, 2012 and ending on the first day on which our distribution payout ratio is equal to or less than 100% of MFFO. No asset management fees had been incurred or waived as of September 30, 2012. We have not waived any expenses or other fees.

As of September 30, 2012 and December 31, 2011, the Company had not reimbursed the advisor for organization and offering costs as the terms of the advisory agreement state that the reimbursement is not an obligation of the Company until a minimum of $2,000,000 of gross proceeds have been raised by the Company from unaffiliated parties.

During the nine months ended September 30, 2012 and for the year ended December 31, 2011, no compensation, fees or reimbursements were incurred for services provided by our advisor or its affiliates related to the liquidity/listing stage.

As of September 30, 2012, cumulative since inception, we had not reimbursed our advisor for direct general administrative expenses, including legal accounting and board of directors’ compensation, paid by the advisor on behalf of the Company. Our advisor did not waive any indirect administrative services expenses, including overhead and payroll-related expenses incurred by the advisor in performance of the services provided to us as of September 30, 2012, cumulative since inception. Our advisor has not agreed to waive any future costs.

As of September 30, 2012, compensation incurred but not yet paid to our advisor or its affiliates was $3,283,000, which included general and administrative costs and offering costs, which will be paid from cash flows from operations in the future as they become due and payable by us in the ordinary course of business.

Risk Factors

The following risk factor is added to the section captioned “Risk Factors—General Investment Risks” as the second risk factor appearing on page 20 of the prospectus.

Purchases of common stock by our directors, officers and other affiliates in this offering should not influence investment decisions of independent, unaffiliated investors.

Our directors, officers and other affiliates may purchase shares of our common stock. Any shares purchased by directors, officers and other affiliates of ours will be purchased for investment purposes only. The investment decisions made by any such directors, officers or affiliates should not influence your decision to invest in shares of our common stock, and you should make your own independent investment decision concerning the risks and benefits of an investment in our common stock.

The risk factor captioned “We will have fewer funds available for investments and your overall return may be reduced if we pay distributions from sources other than our cash flow from operations.” on page 21 of the prospectus is superseded and replaced with the following:

We will have fewer funds available for investments and your overall return may be reduced if we pay distributions from sources other than our cash flow from operations.

Our organizational documents permit us to pay distributions from any source. If we fund distributions from financings or the net proceeds of this offering, we will have less funds available for investment than if our distributions came solely from cash flow from operations and your overall return may be reduced. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings to fund our distributions, but we may determine to use net proceeds of this offering when borrowings are not available or if our board of directors determines it is appropriate to do so. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. As of September 30, 2012, we had not paid any distributions.

In addition, if the aggregate amount of cash we distribute to stockholders in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return of capital or (2) a gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. For further information regarding the tax consequences in the event we make distributions other than from cash flow from operations, please see “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

The risk factor captioned “We may not meet the minimum offering requirements for this offering; therefore, you may not have access to your funds for one year from the date of this prospectus.” on page 25 of the prospectus is superseded and replaced with the following:

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering are only required to use their reasonable best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Additionally, subject to our investment policies, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

Declaration of Distributions

The following information supplements, and should be read in conjunction with, the discussion contained in the “Prospectus Summary—Distributions” section beginning on page 15 of the prospectus and the “Description of Capital Stock—Distributions” section beginning on page 109 of the prospectus:

As of September 30, 2012, cumulative since inception, we had not paid any distributions.

On August 9, 2012, our board of directors approved and authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on the closing date of our first property acquisition and ending on November 30, 2012. We completed our first acquisition on December 13, 2012. Accordingly, no distributions were due prior thereto.

On November 8, 2012, our board of directors authorized and declared a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on December 1, 2012 and ending on February 28, 2013. On March 1, 2013, our board of directors approved and authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on March 1, 2013 and ending on May 31, 2013. The distributions for the period commencing on December 1, 2012 and ending on December 31, 2012 were calculated based on 366 days in the calendar year and equal to $0.001775956 per share of common stock. The distributions for the period commencing on January 1, 2013 and ending on May 31, 2013 will be calculated based on 365 days in the calendar year and equal to 0.001780822 per share of common stock. The distributions declared for each record date in the December 2012, January 2013 and February 2013 periods were paid in January 2013, February 2013 and March 2013, respectively. The distribution declared for each record date in the March 2013, April 2013 and May 2013 periods will be paid in April 2013, May 2013 and June 2013, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Asset Management Fee Waiver

The following information supplements, and should be read in conjunction with, the discussion contained in the “Prospectus Summary—Compensation to Our Advisor, its Affiliates and the Dealer Manager—Asset Management Fees” section appearing on page 12 of the prospectus, the “Management—The Advisory Agreement” section beginning on page 84 of the prospectus, and the “Management Compensation—Asset Management Fees” section appearing on page 90 of the prospectus.

On November 8, 2012, our advisor agreed to irrevocably waive the asset management fee that it is entitled to under the advisory agreement during the period commencing November 8, 2012 and ending on the first day on which our distribution payout ratio is equal to or less than 100% of MFFO.

Selected Financial Data

The following information supplements, and should be read in conjunction with, the discussion contained in the “Selected Financial Data” section appearing on page 73 of the prospectus.

The following selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the period ended September 30, 2012, each of which is incorporated herein by reference.

The selected financial data as of September 30, 2012 presented below has been derived from our unaudited consolidated financial statements as of and for the nine months ended September 30, 2012. The selected financial data as of December 31, 2011 and for the year then ended has been derived from our audited consolidated financial statements.

	September 30, 2012	December 31, 2011
Balance Sheet Data:
Cash and cash equivalents	$2,213,168	$136,216
Total assets	$2,263,168	$202,000
Stockholders’ equity	$1,738,745	$201,000

Operating Data:
General and administrative expenses	$483,449	$—
Operating loss	$(483,449)	$—
Net loss	$(483,087)	$—

Cash Flow Data:
Net cash used in operating activities	$(2,237)	$—
Net cash provided by (used in) investing activities	$65,784	$(65,784)
Net cash provided by financing activities	$2,013,405	$—

Per Common Share Data:
Net loss — basic and diluted	$(7.11)	$—
Weighted average shares outstanding — basic and diluted	67,911	—

Incorporation of Certain Information by Reference

The section titled “Incorporation by Reference” appearing on page 156 of the prospectus is superseded and replaced in its entirety by the following:

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-170173) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 30, 2012;

(2)	Current Report on Form 10-Q filed with the SEC on May 15, 2012;

(3)	Current Report on Form 8-K filed with the SEC on June 7, 2012;

(4)	Current Report on Form 8-K filed with the SEC on July 9, 2012;

(5)	Current Report on Form 8-K filed with the SEC on July 30, 2012;

(6)	Current Report on Form 8-K filed with the SEC on August 13, 2012;

(7)	Quarterly Report on Form 10-Q filed with the SEC on August 14, 2012;

(8)	Current Report on Form 8-K filed with the SEC on September 11, 2012;

(9)	Quarterly Report on Form 10-Q filed with the SEC on November 14, 2012;

(10)	Current Report on Form 8-K filed with the SEC on December 18, 2012;

(11)	Current Report on Form 8-K filed with the SEC on December 28, 2012; and

(12)	Current Report on Form 8-K filed with the SEC on March 8, 2013.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write us at 3 San Joaquin Plaza, Suite 160, Newport Beach, California 92660, or contact our offices at (949) 718-9898. The documents also may be accessed on our website atwww.theindustrialreit.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Modification of Loan Agreements

Loan in Connection with Winston Salem Property

In connection with the acquisition of the Winston-Salem Property, on December 27, 2012, we, through a wholly-owned indirect subsidiary, entered into a loan agreement with Fifth Third Bank in the principal amount of $2,899,000 (the “Winston-Salem Loan”). Pursuant to its terms, we were required to reduce the Winston-Salem Loan to a principal amount equal to $2,300,000 by March 21, 2013. We were unable to make such payment on the due date and as of March 21, 2013, we had $2,899,000 outstanding under the Winston-Salem Loan. In anticipation of our inability to reduce the outstanding principal on the Winston-Salem Loan, on March 20, 2013, we entered into a loan modification agreement with Fifth Third Bank, pursuant to which Fifth Third Bank required us to make a one-time principal re-payment of $40,000 on the Winston-Salem Loan, and, beginning on April 1, 2013, principal monthly re-payments of $4,560 until the principal balance on the Winston-Salem Loan is reduced to $2,230,000 or less. Thereafter, payments on the Winston-Salem Loan will be applied to the required interest thereunder. Further, Fifth Third Bank will collect all cash flow received from the Winston-Salem Property and will apply such payments towards reducing the principal and interest balance on the loan to $2,230,000. Any remaining cash on deposit in the deposit accounts with Fifth Third Bank in excess of $3,000 will also be applied on account of the principal balance of the Winston-Salem Loan (collectively, the “Loan Modification”).

In connection with the Loan Modification, on March 20, 2013, Fifth Third Bank also entered into a guaranty of payment agreement (each, a “Guaranty Agreement”) with Douglas D. O’Donnell, our chief executive officer and president, personally and as trustee for the DOD Trust Established August 29, 2002 (the “Trust”). Pursuant

to the Guaranty Agreements, the Mr. O’Donnell and the Trust each guaranteed the obligations under the Winston-Salem Loan for an amount of up to $629,000, subject to certain reductions as the principal amount outstanding under the Winston-Salem Loan is reduced. When the principal amount outstanding under the Winston-Salem Loan is reduced to $2,230,000, the Guaranty Agreements will no longer be enforceable, provided no event of default exists.

As of March 29, 2013, we had $2,859,000 outstanding under the Winston-Salem Loan.

Loan in Connection with Flowers Foods Distribution Center

In connection with the acquisition of the Flowers Food Distribution Center, we, through a wholly-owned indirect subsidiary, entered into a loan agreement with USAmeriBank in the principal amount of $1,000,000 (the “Flowers Food Loan”). Pursuant to its terms, we were required to reduce the Flowers Food Loan to $842,000 by March 24, 2013. We were unable to make such payment on the due date and as of March 24, 2013, we had $994,444 outstanding under the Flowers Food Loan. In connection with the inability to reduce the outstanding principal on the Flowers Food Loan, and as required thereby, we opened a lockbox account with USAmeriBank to deposit and hold all rents and other revenue received from the Flowers Food Distribution Center, which will be applied to the principal amount outstanding under the Flowers Food Loan until it is reduced to $842,000.

As of March 29, 2013, we had $991,667 outstanding under the Flowers Food Loan.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Selected Consolidated Financial Data,” and our consolidated financial statements and the notes thereto and the other financial information appearing elsewhere in this prospectus supplement. This discussion contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of various factors, including those discussed below and elsewhere in this report, particularly under “Risk Factors” and “Forward-Looking Statements.” All forward-looking statements in this document are based on information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statements.

Overview

We are a newly formed company and have limited operating history. We were incorporated on September 2, 2010 under the laws of the state of Maryland and intend to acquire and manage a diversified portfolio of income-producing industrial real estate assets, comprised primarily of warehouse properties leased to creditworthy tenants. In addition to our primary focus on industrial properties, we may also selectively invest in other types of commercial properties. Further, we may invest in mortgage, mezzanine, bridge and other real estate loan, provided that the underlying real estate meets our criteria for direct investment, as well as securities of REITs and other real estate companies, which we collectively refer to as “real estate-related assets.” We operate in a manner designed to permit us to, and believe we do, qualify, and intend to elect to be treated, as a REIT for federal income tax purposes during the taxable year ended December 31, 2012.

We are dependent upon proceeds received from the Offering to conduct our proposed activities. The capital required to purchase our investments will be obtained from the Offering and from any indebtedness that we may incur in connection with an investment or thereafter. We were initially capitalized with $202,000, $200,000 of which was contributed by our Advisor on October 11, 2010 in exchange for 22,222 shares of our common stock, and $1,000 of which was contributed by our Advisor on October 11, 2010 in exchange for 1,000 shares of our convertible stock. In addition, our Advisor invested $1,000 in our Operating Partnership in exchange for its limited partnership interests.

O’Donnell Strategic Industrial Advisors, LLC (the “Advisor”) will manage our day-to-day operations and our portfolio of properties and real estate-related assets. Our Advisor also will source and present investment opportunities to our board of directors and provide investment management, marketing, investor relations and other administrative services on our behalf.

Substantially all of our business will be conducted through O’Donnell Strategic Industrial REIT Operating Partnership, LP, (the “Operating Partnership”). We are the sole general partner of our Operating Partnership. The initial limited partner of our Operating Partnership is our Advisor. As we accept subscriptions for shares in the Offering, we will transfer substantially all of the net proceeds of the Offering to our Operating Partnership as a capital contribution. The limited partnership agreement of our Operating Partnership provides that our Operating Partnership will be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership.

We believe our financial condition and results of operations will depend in significant part on our ability to identify and acquire properties and other real estate-related assets on favorable terms and, as discussed below, on our ability to lease the properties we acquire. We will seek to identify opportunities to acquire existing properties on favorable terms, and may also selectively seek to identify opportunities to acquire and develop new properties on favorable terms. Our acquisition and development of properties will be impacted by a number of conditions which are beyond our control, including property and market specific conditions and general economic conditions. Our acquisition and development of properties will also entail certain risks and uncertainties, including that our investments may not sustain or achieve the occupancy and rental rate levels we anticipate or will otherwise fail to perform as anticipated. In addition, we will face significant competition for attractive acquisition opportunities from other real estate investors, many of whom may have greater financial resources than we do. Further, we may be unable to finance the acquisition or development of investment opportunities which we identify. In the event that we are unable to identify and make sufficient investments on favorable terms, or if the investments we make do not perform as we anticipate, our financial condition, results of operations and ability to pay distributions to our stockholders would be adversely affected.

We anticipate that we will generate revenue primarily from rental income from relatively long-term operating leases at the properties we acquire, although we may acquire properties leased to tenants with shorter lease terms if the property is in an attractive location or has other favorable attributes. Revenues generated from rental income, in addition to income generated from the sale of our investments, will be a significant source of funds for our liquidity. Our ability to successfully lease our properties and the occupancy rates and rental rates at our properties will be impacted by a number of conditions which are beyond our control, including property and market specific conditions and general economic conditions.

Our leasing of properties will also entail a variety of risks and uncertainties, including tenant defaults. If we are unable to rent the properties we acquire on favorable terms, are unable to maintain or increase occupancy and rental rates at the properties we acquire, or if a significant number of our tenants are unable to meet their rent payment obligations, our financial condition, results of operations and ability to pay distributions to our stockholders would be adversely affected.

Our Advisor may, but is not required to, establish working capital reserves from offering proceeds out of cash flow generated by our investments or out of proceeds from the sale of our investments. We do not anticipate establishing a general working capital reserve; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by investments or out of net sale proceeds in non-liquidating sale transactions. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

To the extent that the working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing. In addition, subject to the limitations described herein, we may incur indebtedness in connection with the acquisition of any real property or other real estate-related asset, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financing or refinancing in additional properties or real estate-related assets.

If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

Recent Market Conditions

The recent recession and general economic downturn have led to high unemployment rates and a decline in consumer spending. These economic trends have contributed to an overall decline in the commercial real estate market, historically high vacancy rates, declining rental rates and declining property values. Increased vacancy rates generally result in lowered rental rates, increased expenses from tenant improvements and concessions, reduced revenues from properties and an increase in the number of properties facing foreclosure. Although the economy has recently shown certain signs of improvement, occupancy and rental rates in the commercial real estate market continue to be below those experienced before the recent recession and general economic downturn. If the current economic uncertainty persists or if general economic conditions worsen, we may experience vacancy rates which are substantially higher than we had anticipated and may be forced to offer lower rental rates and more favorable lease terms and tenant improvements or concessions than expected in order to attract or retain tenants. Although measures such as reduced rental rates and favorable lease terms may help us to attract and retain tenants, they may also reduce our revenues and impair our ability to repay financing associated with our properties and pay distributions to our stockholders. Our revenues will also be negatively impacted during any periods in which any properties we acquire are vacant or experience decreased occupancy, and increased vacancy rates could also cause the value of our investments to decrease below the amount we paid for such investments. An increase in vacancy rates may have a more significant impact on us, as compared to other investment vehicles, as our investment strategy will rely on relatively long-term leases with a relatively limited number of tenants in order to provide a stable stream of income to our stockholders.

The recent economic downturn and significant disruptions in domestic and international financial markets have adversely impacted the availability of credit and contributed to rising costs associated with obtaining credit, and the volume of mortgage lending for commercial real estate remains significantly lower than previous levels. As a result, we may experience more stringent lending criteria, which may affect our ability to finance our acquisitions or refinance any indebtedness we incur. Additionally, with respect to acquisitions for which we are able to obtain financing, the interest rates and other terms on such loans may be unacceptable. Our ability to access financing on favorable terms, or at all, will depend upon various factors, including general market conditions, interest rates and credit ratings. If we are unable to obtain suitable financing for our acquisitions or we are unable to identify suitable investment opportunities at attractive prices in the current credit environment, our financial condition, results of operations and ability to pay distributions to our stockholders would be adversely affected.

We expect that the properties in our portfolio will be located in markets throughout the United States. Negative trends in regional or local economic or other conditions, adverse weather conditions, natural disasters and other events beyond our control in the markets and sub-markets in which the properties that we acquire are located may adversely affect our financial condition, results of operations and ability to pay distributions to our stockholders.

Critical Accounting Policies

General

Our accounting policies have been established to conform to generally accepted accounting principles in the United States of America (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. Below is a discussion of the accounting policies that management considers to be most critical once we commence significant operations. These policies require complex judgment in their application or estimates about matters that are inherently uncertain.

Real Estate Assets

Depreciation

Real estate costs related to the acquisition, development, construction, and improvement of properties will be capitalized. Repair and maintenance costs will be charged to expense as incurred and significant replacements and betterments will be capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. We consider the period of future benefit of an asset to determine its appropriate useful life. We anticipate the estimated useful lives of our assets by class to be generally as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	7-10 years

Real Estate Purchase Price Allocation

Upon the acquisition of real properties, we allocate the purchase price of such properties to acquired tangible assets, consisting of land, buildings and improvements, and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in-place leases, based in each case on their fair values. Acquisition related expenses will be expensed as incurred. We utilize independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and building). We obtain an independent appraisal for each real property acquisition. The information in the appraisal, along with any additional information available to our management, is used by our management in estimating the amount of the purchase price that is allocated to land. Other information in the appraisal, such as building value and market rents, may be used by our management in estimating the allocation of purchase price to the building and to intangible lease assets and liabilities. The appraisal firm has no involvement in management’s allocation decisions other than providing this market information.

In accordance with Accounting Standards Codification, or ASC, Topic 805, Business Combinations, we record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which we expect will range from one month to ten years.

We measure the aggregate value of other intangible assets acquired based on the difference between (1) the property valued with existing in-place leases adjusted to market rental rates and (2) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

We also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

Estimates of the fair values of the tangible and intangible assets require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocation, which would impact the amount of our net income.

Impairment of Real Estate Assets

We continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related assets may not be recoverable. Impairment indicators that we consider include, but are not limited to, bankruptcy or other credit concerns of a property’s major tenant, such as a history of late payments, rental concessions and other factors, a significant decrease in a property’s revenues due to lease terminations, vacancies, co-tenancy clauses, reduced lease rates or other circumstances. When indicators of potential impairment are present, we assess the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted cash flows do not exceed the carrying value, we will adjust the real estate and related assets and liabilities to their respective fair values and recognize an impairment loss. Generally fair value is determined using a discounted cash flow analysis and recent comparable sales transactions.

When developing estimates of expected future cash flows, we make certain assumptions regarding future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, terminal capitalization and discount rates, the expected number of months it takes to re-lease the property, required tenant improvements and the number of years the property will be held for investment. The use of alternative assumptions in the future cash flow analysis could result in a different determination of the property’s future cash flows and a different conclusion regarding the existence of an impairment, the extent of such loss, if any, as well as the carrying value of our real estate and related assets.

Rents and Other Receivables

We will periodically evaluate the collectability of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. We maintain an allowance for deferred rent receivable that arises from the straight-lining of rents in accordance with ASC Topic 840, Leases. We exercise judgment in establishing these allowances and consider payment history and current credit status of our tenants in developing these estimates.

Revenue Recognition

We recognize minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectability is reasonably assured and will record amounts expected to be received in later years as deferred rent. If the lease provides for tenant improvements, we determine whether the tenant improvements, for accounting purposes, are owned by the tenant or us. When we are the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term.

We record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

We make estimates of the collectability of our tenant receivables related to base rents, including straight line rentals, expense reimbursements and other revenue or income. We specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. When a tenant is in bankruptcy, we will record a bad debt reserve for the tenant’s receivable balance and generally will not recognize subsequent rental revenue until cash is received or until the tenant is no longer in bankruptcy and has the ability to make rental payments.

Income Taxes

We operate in a manner designed to permit us to, and believe we do, qualify, and intend to elect to be treated, as a REIT for federal income tax purposes during the taxable year ended December 31, 2012. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP) to our stockholders. As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

Results of Operations

As of December 31, 2012, we had not commenced any material operations as we are currently in the start-up phase of raising proceeds in our Offering and identifying real estate properties and real estate-related assets for acquisition. Our most significant transaction impacting the results of operations related to $160,602 of acquisition costs and fees during the year ended December 31, 2012, associated with our 2012 acquisitions. We expect that in future periods, as we continue to raise proceeds in the Offering and invest in income producing properties, our revenue and operating expenses will increase accordingly. We reimburse our advisor for all expenses it paid or incurred in connection with the services provided to us, subject to the limitation that we will not reimburse the advisor for any amount by which its operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2.00% of average invested assets, or (ii) 25.00% of net income for that period, unless our independent directors find that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses is justified. We will also not reimburse the advisor for employee cost in connection with services for which the advisor receives acquisition fees or disposition fees or for personnel costs the advisor pays with respect to persons who serve as our executive officers. As of December 31, 2012 and 2011, our operating expenses exceeded this limitation by a total of approximately $661,000 and $132,000, respectively. These excess costs as of December 31, 2012 and 2011 were not included in the consolidated financial statements of the Company in accordance with the terms of the Advisory Agreement, which provide that the reimbursement is not an obligation to the Company until a minimum of $2,000,000 of gross offering proceeds have been raised by the Company from unaffiliated parties, which condition has not yet been satisfied.

Liquidity and Capital Resources

General

If we are unable to raise substantially more funds in the Offering than the minimum offering requirement amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a public REIT, regardless of whether we are able to raise substantial funds in the Offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

As of December 31, 2012, we had cash and cash equivalents of $165,694.

Through March 2013, the amount of proceeds raised from the Offering, as described previously in Item 1. Business, Formation, was insufficient to allow us to reimburse the Advisor for organization, offering and operating expenses, accordingly, we are reliant upon the Advisor for financial support. We intend to continue to seek capital through the Offering to invest in real estate and real estate related assets and to reimburse the Advisor in accordance with the terms of the Advisor Agreement. The principal owner of the Advisor has informed us that he, directly or through the Advisor or affiliated entities, will provide financial support, if necessary, through April 1, 2014, to sustain our financial viability. If we are not able to raise sufficient capital in the future, our ability to achieve our intended business objectives would be adversely impacted.

We are dependent on the Advisor and the Dealer Manager for certain services that essential to the us, including the sale of our shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase and disposition of properties and other investments; management of the daily operations of the our real estate portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, we will be required to obtain such services from other sources.

We currently have outstanding debt in the aggregate principal amount of $3,899,000, which is approximately 65% of the cost of our current investments. Once we have fully invested the proceeds of the Offering, we expect that our overall borrowings will be 50% or less of the cost of our investments, although we expect to exceed this level during our offering stage in order to enable us to quickly build a diversified portfolio. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, which generally approximates to 75% of the aggregate cost of our assets, though we may exceed this limit only under certain circumstances. We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire and operate our assets.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Advisor and our Dealer Manager. During our organization and offering stage, these payments will include payments to our Dealer Manager for selling commissions and the dealer manager fee and payments to our Advisor for reimbursement of certain other organization and offering expenses. However, we will only reimburse our Advisor for organization and offering expenses it may incur on our behalf to the extent that the reimbursement would not cause the total selling commissions, dealer manager fees and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. During our operating stage, we expect to make payments to our Advisor in connection with the acquisition of investments, the management of our assets and costs incurred by our Advisor in providing services to us. For a discussion of the compensation to be paid to our Advisor and our Dealer Manager, see Note 8 to our consolidated financial statements included in this prospectus supplement.

Our principal demand for funds will be to acquire properties and real estate-related assets, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Otherwise, management expects that our principal sources of working capital will include:

•	current cash balances;

•	public offerings;

•	various forms of secured financing;

•	equity capital from joint venture partners;

•	proceeds from our operating partnership’s private placements, if any;

•	proceeds from our distribution reinvestment plan; and

•	cash from operations.

Short-term Liquidity and Capital Resources

Over the short term, we believe that our sources of capital, specifically our cash balances, cash flow from operations, our ability to raise equity capital from joint venture partners, our ability to obtain various forms of secured financing and proceeds from our Operating Partnership’s private placement, if any, will be adequate to meet our liquidity requirements and capital commitments.

Long-term Liquidity and Capital Resources

Over the longer term, in addition to the same sources of capital we will rely on to meet our short term liquidity requirements, we may also utilize additional secured and unsecured financings and equity capital from joint venture partners. We may also conduct additional public offerings. We expect these resources will be adequate to fund our operating activities, debt service and distributions, which we presently anticipate will grow over time, and will be sufficient to fund our ongoing acquisition activities as well as providing capital for investment in future development and other joint ventures along with potential forward purchase commitments.

Historical Cash Flow Summary

We had minimal cash flow activity during the year ended December 31, 2011 and for the period from September 2, 2010 (date of inception) through December 31, 2010, given we were in the start-up phase of the Offering. During the year ended December 31, 2012, we had investing outflows of $6.1 million primarily attributable to our acquisition activity. We had $6.2 million of financing in flows primarily attributed to capital raised and notes payable issued in connection with our real estate acquisitions during the year ended December 31, 2012.

Modification of Loan Agreements

Loan in Connection with Winston-Salem Property

In connection with the acquisition of the Winston-Salem Property, on December 27, 2012, we, through a wholly-owned indirect subsidiary, entered into a loan agreement with Fifth Third Bank in the principal amount of $2,899,000 (the “Winston-Salem Loan”). Pursuant to its terms, we were required to reduce the Winston-Salem Loan to a principal amount equal to $2,300,000 by March 21, 2013. We were unable to make such payment on the due date and as of March 21, 2013 we had $2,899,000 outstanding under the Winston-Salem Loan. In anticipation of our inability to reduce the outstanding principal on the Winston-Salem Loan, on March 20, 2013, we and Fifth Third Bank entered into a loan modification agreement, pursuant to which Fifth Third Bank required us to make a one-time principal re-payment of $40,000 on the Winston-Salem Loan, and, beginning on April 1, 2013, principal monthly re-payments of $4,560 until the principal balance on the Winston-Salem Loan is reduced to $2,230,000 or less. Thereafter, payments on the Winston-Salem Loan will be applied to the required interest thereunder. Further, Fifth Third Bank will collect all cash flow received from the Winston-Salem Property and will apply such payments towards reducing the principal and interest balance on the loan to $2,230,000. Any remaining cash on deposit in the deposit accounts with Fifth Third Bank in excess of $3,000 will also be applied on account of the principal balance of the Winston-Salem Loan (collectively, the “Loan Modification”).

In connection with the Loan Modification, on March 20, 2013, Fifth Third Bank also entered into a guaranty of payment agreement (each a “Guaranty Agreement”) with Douglas D. O’Donnell, our chief executive officer and president, personally and as trustee for the DOD Trust Established August 29, 2002 (the “Trust”). Pursuant to the Guaranty Agreements, Mr. O’Donnell and the Trust each guaranteed the obligations under the Winston-Salem Loan for an amount of up to $629,000, subject to certain reductions as the principal amount outstanding under the Winston-Salem Loan is reduced. When the principal amount outstanding under the Winston-Salem Loan is reduced to $2,230,000, the Guaranty Agreements will no longer be enforceable, provided no event of default exists.

As of March 29, 2013, we had $2,859,000 outstanding under the Winston-Salem Loan.

Loan in Connection with Florida Property

As previously disclosed, in connection with the acquisition of the Florida Property, we, through a wholly-owned indirect subsidiary, entered into a loan agreement with USAmeriBank in the principal amount of $1,000,000 (the “Florida Loan”). Pursuant to its terms, we were required to reduce the Florida Loan to $842,000 by March 24, 2013. We were unable to make such payment on the due date and as of March 24, 2013 we had $994,444 outstanding under the Florida Loan. In connection with the inability to reduce the outstanding principal on the Florida Loan, and as required thereby, we opened a lockbox account with USAmeriBank to deposit and hold all rents and other revenue received from the Florida Property, which will be applied to the principal amount outstanding under the Florida Loan until it is reduced to $842,000.

As of March 29, 2013, we had $991,667 outstanding under the Florida Loan.

Factors That May Influence Results of Operations

We are not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally and those risks listed in Part I. Item 1A. Risk Factors, of this prospectus supplement, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of properties.

Offering Proceeds

Our ability to invest in properties and other real estate-related assets will depend upon the net proceeds raised in the Offering and our ability to finance the acquisition of such assets. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned resulting in fewer sources of income. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher which could affect our net income and results of operations.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, have increased the costs of compliance with corporate governance, reporting and disclosure practices which are now required of us. These costs may have a material impact on our results of operations and could impact our ability to pay distributions to our stockholders. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to distribute funds to our stockholders.

In addition, these laws, rules and regulations create new legal grounds and theories for potential administrative enforcement, civil and criminal proceedings against us in case of non-compliance, thereby increasing the risks of liability and potential sanctions against us. We expect that our efforts to comply with these laws and regulations will continue to involve significant and potentially increasing costs, and our failure to comply could result in fees, fines, penalties or administrative remedies against us.

Inflation

Inflation might have both positive and negative impacts upon us. Inflation might cause the value of our real estate to increase. Inflation might also cause our costs of equity and debt capital and operating costs to increase. An increase in our capital costs or in our operating costs will result in decreased earnings unless it is offset by increased revenues. We anticipate that the leases at properties we acquire will generally provide for annual rent increases based on the consumer price index or similar adjustments, which we believe will help offset any increased costs as a result of inflation.

To mitigate the adverse impact of any increased cost of debt capital in the event of material inflation, we may enter into interest rate hedge arrangements in the future, but we have no present intention to do so. The decision to enter into these agreements will be based on the amount of our floating rate debt outstanding, our belief that material interest rate increases are likely to occur and requirements of our borrowing arrangements.

Funds From Operations and Modified Funds From Operations

Funds From Operations (“FFO”) is a non-GAAP financial performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and widely recognized by investors and analysts as one measure of operating performance of a real estate company. The FFO calculation excludes items such as real estate depreciation and amortization, gains and losses on the sale of real estate assets and impairments of depreciable property. Depreciation and amortization as applied in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, it is management’s view, and we believe the view of many industry investors and analysts, that the presentation of operating results for real estate companies by using the cost accounting method alone is insufficient. In addition, FFO excludes gains and losses from the sale of real estate and real estate impairment charges on depreciable real estate, which we believe provides management and investors with a helpful additional measure of the performance of our real estate portfolio, as it allows for comparisons, year to year, that reflect the impact on operations from trends in items such as occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs. We compute FFO in accordance with NAREIT’s definition.

In addition to FFO, we use Modified Funds From Operations (“MFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of our real estate portfolio. MFFO, as defined by our company, excludes from FFO acquisition related costs, which are required to be expensed in accordance with GAAP. In evaluating the performance of our portfolio over time, management employs business models and analyses that differentiate the costs to acquire investments from the investments’ revenues and expenses. Management believes that excluding acquisition costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time, including after the Company ceases to acquire properties on a frequent and regular basis. MFFO also allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions, as well as a comparison of our performance with that of other non-traded REITs, as MFFO, or an equivalent measure, is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes.

For all of these reasons, we believe FFO and MFFO, in addition to net income and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of our real estate portfolio over time. However, not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. FFO and MFFO should not be considered as alternatives to net income or to cash flows from operating activities, and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs.

MFFO may provide investors with a useful indication of our future performance, particularly after our acquisition stage, and of the sustainability of our current distribution policy. However, because MFFO excludes acquisition expenses, which are an important component in an analysis of the historical performance of a property, MFFO should not be construed as a historic performance measure. Neither the SEC, NAREIT, nor any other regulatory body has evaluated the acceptability of the exclusions contemplated to adjust FFO in order to calculate MFFO and its use as a non-GAAP financial performance measure.

Our calculation of FFO and MFFO, and reconciliation to net income (loss), which is the most directly comparable GAAP financial measure, is presented in the table below for the years ended December 31, 2012, 2011 and 2010. FFO and MFFO are influenced by the timing of acquisitions and the operating performance of our real estate investments.

	Year Ended December 31,
	2012	2011	2010
NET LOSS	$(259,067)	$—	$—
Depreciation and amortization	5,073	—	—

Funds from operations (FFO)	(253,994)	—	—
Acquisition related expenses	160,602	—	—

Modified funds from operations (MFFO)	$(93,392)	$—	$—

Distributions

The amount of the distributions to our stockholders will be determined quarterly by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Code. We have not established any limit on the amount of proceeds from our Offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences; or (3) jeopardize our ability to maintain our qualification as a REIT.

On November 8, 2012, our board of directors authorized and declared a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on December 1, 2012 and ending on February 28, 2013. The distributions for the period commencing on December 1, 2012 and ending on December 31, 2012 will be calculated based on 366 days in the calendar year and equal to $0.001775956 per share of common stock. The distributions for the period commencing on January 1, 2013 and ending on February 28, 2013 will be calculated based on 365 days in the calendar year and equal to $0.001780822 per share of common stock. The distributions declared for each record date in the December 2012, January 2013 and February 2013 periods were paid in January 2013, February 2013 and March 2013, respectively. The distribution declared for each record date in the March 2013, April 2013 and May 2013 periods will be paid in April 2013, May 2013 and June 2013, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Share Repurchases

We intend to limit the number of shares that may be repurchased pursuant to our share repurchase program during any calendar year to 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. In addition, we are only authorized to repurchase shares using the proceeds received from our DRP during the prior calendar year. During the year ended December 31, 2012, we did not receive any requests to, and did not repurchase any shares under, our share purchase program.

See Note 7 to our consolidated financial statements included in this prospectus supplement for terms of the share redemption program.

REIT Compliance

In order to qualify and maintain our qualification as a REIT for federal income tax purposes, we are required to make distributions to our stockholders of at least 90.0% of our REIT taxable income. In the event that there is a shortfall in net cash available due to factors including, without limitation, the timing of such distributions or the timing of the collections of receivables, we may seek to obtain capital to pay distributions by means of secured debt financing through one or more third parties. We may also pay distributions from cash from capital transactions including, without limitation, the sale of one or more of our properties or from the proceeds of our offering.

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

Commitments and Contingencies

We may be subject to certain contingencies and commitments with regard to certain transactions. See Note 11 to our consolidated financial statements in this prospectus supplement for further explanations.

Related-Party Transactions and Agreements

For a discussion of related party transactions and arrangements, see Item 13. Certain Relationships and Related Transactions and Director Independence and Note 8 to our consolidated financial statements that are a part of this prospectus supplement.

Recently Issued Accounting Pronouncements

For a discussion of recently issued accounting pronouncements, see Note 2 to our consolidated financial statements that are a part of this prospectus supplement.

Off Balance Sheet Arrangements

As of December 31, 2012, we had no material off-balance sheet arrangements that had or are reasonably likely to have a current or future effect on our financial condition, results of operations, liquidity or capital resources.

Contractual Obligations

For a discussion of our contractual obligations, see Note 5 to our consolidated financial statements that are a part of this prospectus supplement.

Subsequent Events

For a discussion of subsequent events, see Note 15 to our consolidated financial statements that are a part of this prospectus supplement.

Revised Subscription Agreements

Revised forms of our subscription agreements are attached as Appendix A, Appendix D and Appendix E to this prospectus supplement and supersede and replace all previous subscription agreements.

The following financial pages supplement, and should be read in connection with, the financial pages beginning on page F-1 of the prospectus.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Financial Statements	Page

Consolidated Balance Sheets as of December 31, 2012 and 2011	F-2

Consolidated Statements of Operations for the Year Ended December 31, 2012 and 2011 and for the period from September 2, 2010 (date of inception) to December 31, 2010	F-3

Consolidated Statements of Stockholders’ Equity for the Year Ended December 31, 2012 and 2011 and for the period from September 2, 2010 (date of inception) to December 31, 2010	F-4

Consolidated Statements of Cash Flows for the Year Ended December 31, 2012 and 2011 and for the period from September 2, 2010 (date of inception) to December 31, 2010	F-5

Notes to Consolidated Financial Statements	F-6

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
ASSETS

Investment in real estate assets:
Land	$1,264,081	$—
Buildings and improvements, less accumulated depreciation of $4,969 and $0, respectively	4,388,412	—
Acquired intangible lease assets, less accumulated amortization of $111 and $0, respectively	612,260	—

Total investment in real estate assets, net	6,264,753	—
Cash and cash equivalents	165,694	136,216
Due from affiliates	500	65,784
Deferred financing costs, less accumulated amortization of $587 and $0, respectively	64,788	—

Total assets	$6,495,735	$202,000

LIABILITIES AND EQUITY

Notes payable	$3,899,000	$—
Accounts payable and accrued expenses	20,650	—
Due to affiliates	322,881	—
Acquired below market lease intangibles, less accumulated amortization of $38 and $0, respectively	125,727	—
Distributions payable	7,883	—
Deferred rent and other liabilities	20,718	—

Total liabilities	$4,396,859	$—

Commitments and contingencies
Stockholders’ equity:
Preferred Stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Convertible stock, $0.01 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding, respectively	10	10
Common stock, $0.01 par value per share; 999,999,000 shares authorized, 284,335 and 34,222 shares issued, respectively	2,843	342
Capital in excess of par value	2,361,973	200,648
Accumulated deficit	(266,950)	—

Total stockholders’ equity	2,097,876	201,000
Noncontrolling interests	1,000	1,000

Total equity	2,098,876	202,000

Total liabilities and equity	$6,495,735	$202,000

The accompanying notes are an integral part of these consolidated financial statements.

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,		For the period From September 2, 2010 (Date of Inception) Through December 31, 2010
	2012	2011
Revenues:
Rental and other property income	$9,586	$—	$—

Total revenue	9,586	—	—

Expenses:
General and administrative expenses	101,855	—	—
Acquisition related expenses	160,602	—	—
Depreciation and amortization	5,073	—	—

Total operating expenses	267,530	—	—

Operating loss	(257,944)	—	—

Other income (expense):
Interest and other income	1,896	—	—
Interest expense	(3,019)	—	—

Total other expenses	(1,123)	—	—

Net loss	(259,067)	—	—

Weighted average number of common shares outstanding:
Basic and diluted	116,880	—	—

Net loss per common share:
Basic and diluted	$(2.22)	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Convertible Stock		Common Stock		Capital in Excess Of Par Value	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance, September 2, 2010	—	$—	—	$—	$—	$—	$—

(Date of Inception) Issuance of common stock	1,000	10	22,222	222	200,768	—	201,000

Balance, December 31, 2010	1,000	10	22,222	222	200,768	—	201,000

Issuance of independent directors’ restricted common stock	—	—	12,000	120	(120)	—	—

Balance, December 31, 2011	1,000	10	34,222	342	200,648	—	201,000

Issuance of common stock	—	—	238,113	2,381	2,168,619	—	2,171,000

Distributions declared	—	—	—	—	—	(7,883)	(7,883)
Issuance of independent directors’ restricted common stock	—	—	12,000	120	(120)	—	—

Noncash amortization of share-based compensation	—	—	—	—	14,854	—	14,854

Commissions on stock sales and related dealer manager fees	—	—	—	—	(22,028)	—	(22,028)
Net loss	—	—	—	—	—	(259,067)	(259,067)

Balance, December 31, 2012	1,000	$10	284,335	$2,843	$2,361,973	$(266,950)	$2,097,876

The accompanying notes are an integral part of these consolidated financial statements.

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011	For the Period From September 2, 2010 (Date of Inception) Through December 31, 2010

Cash flows from operating activities:
Net loss	$(259,067)	$—	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,969	—	—
Amortization of intangible lease assets and below market lease intangibles, net	73	—	—
Amortization of share-based compensation awards	14,854	—	—
Amortization of deferred financing costs	587	—	—
Changes in assets and liabilities:
Accounts receivable	(500)	—	—
Accounts payable and accrued expenses	20,650	—	—
Deferred rent and other liabilities	20,718	—	—
Due to affiliates	122,881	—	—

Net cash used in operating activities	(74,835)	—	—

Cash flows from investing activities:
Investment in real estate	(6,144,068)	—	—
Advance to affiliates	—	(65,784)
Repayment of advance to affiliates	65,784	—

Net cash used in investing activities	(6,078,284)	(65,784)	—

Cash flows from financing activities:
Proceeds from issuance of common stock	2,171,000	—	201,000
Contributions from noncontrolling interest in operating partnership	—	—	1,000
Offering costs on issuance of common stock	(22,028)	—	—
Proceeds from notes payable	3,899,000	—	—
Advance from affiliates	200,000	—	—
Deferred financing cost paid	(65,375)	—	—

Net cash provided by financing activities	6,182,597	—	202,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	29,478	(65,784)	202,000
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	136,216	202,000	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$165,694	$136,216	$202,000

Non-cash financing activity:
Distributions payable	$7,883	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND BUSINESS

O’Donnell Strategic Industrial REIT, Inc. (the “Company”) was formed on September 2, 2010 as a Maryland corporation that qualified to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes beginning with our taxable year ended December 31, 2012 and we intend to continue to be taxed as a REIT. Substantially all of the Company’s business is expected to be conducted through the Company’s operating partnership, O’Donnell Strategic Industrial REIT Operating Partnership, LP (the “Operating Partnership”), formed on September 9, 2010. The Company is the sole general partner of the Operating Partnership. O’Donnell Strategic Industrial Advisors, LLC, a Delaware limited liability company (the “Advisor”) formed on August 5, 2010, is the Operating Partnership’s sole limited partner and owner of an insignificant noncontrolling partnership interest of less than 0.01% of the Operating Partnership. The Advisor has invested $1,000 in the Operating Partnership in exchange for limited partnership interests. Pursuant to the Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”), the Company will contribute funds as necessary to the Operating Partnership. Thereafter, the Operating Partnership will allocate income and distribute cash to each partner in proportion to their respective ownership interests.

The Company acquires and manages a portfolio of income-producing industrial real estate assets comprised primarily of warehouse properties, including bulk distribution and general purpose warehouses leased to creditworthy tenants. In addition, the Company may also selectively invest in light manufacturing properties and other types of industrial properties. Further, the Company may invest in mezzanine, bridge, commercial real estate and other real estate loans, provided that the underlying real estate meets the Company’s criteria for direct investment, as well as real estate debt securities and equity securities of REITs and other real estate companies.

Subject to certain restrictions and limitations, the business of the Company is externally managed by the Advisor pursuant to an advisory agreement (the “Advisory Agreement”), which has a term of one year and is reconsidered on an annual basis by the board of directors of the Company. The Advisor will also source and present investment opportunities to the Company’s board of directors and provide investment management, marketing, investor relations and other administrative services on the Company’s behalf.

On October 11, 2010, the Company issued 22,222 shares of common stock to the Advisor at a purchase price of $9.00 per share, for an aggregate purchase price of $200,000. On October 11, 2010, the Advisor invested $1,000 in the Company in exchange for 1,000 shares of convertible stock of the Company, as described in Note 7. On April 12, 2011 and July 6, 2012, under the independent directors’ compensation plan and subject to such plan’s conditions and restrictions, each of the Company’s independent directors received 3,000 shares of restricted common stock, for a total of 24,000 shares of common stock as described in Note 7. As of December 31, 2012 and 2011, there were 284,335 and 34,222 shares, respectively, of common stock issued and outstanding, and 1,000 shares of convertible stock issued and outstanding at both dates.

Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended (the “Securities Act”), the Company is offering for sale to the public on a “best efforts” basis a minimum of $2,000,000 in shares of the Company’s common stock (the “Minimum Offering Amount”) and a maximum of $1,000,000,000 in shares of the Company’s common stock, at an initial price of $10.00 per share (the “Offering”). The Company is also offering up to $100,000,000 in shares of the Company’s common stock pursuant to a distribution reinvestment plan (the “DRP”), under which the Company’s stockholders may elect to have distributions reinvested in additional shares of the Company’s common stock at an initial price of $9.50 per share. The registration statement of the Offering was first declared effective by the SEC on August 15, 2011. The Company may reallocate the shares between the Offering and the DRP.

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company has retained SC Distributors, LLC (the “Dealer Manager”) to serve as the dealer manager of the Offering. The Dealer Manager is responsible for marketing the Company’s shares of common stock being offered pursuant to the Offering. The Company intends to use substantially all of the net proceeds from the Offering to invest in a diverse portfolio of real estate and real estate-related assets as described above.

On August 8, 2012, the Company issued the initial 221,013 shares of common stock in the Offering, of which 221,013 shares were issued to the Advisor and 5,493 shares were issued to other unaffiliated subscribers, meeting the Minimum Offering Amount, and commenced its principal operations. As of December 31, 2012, the Company had issued 284,335 shares of its common stock in the Offering, for gross proceeds of approximately $2,371,000 before selling commissions and dealer manager fees of approximately $22,000, of which $2,145,069 was proceeds from the Advisor. Subscription payments received from residents of Pennsylvania and Tennessee will be held in an escrow account until the Company raises an aggregate of $50,000,000 and $20,000,000, respectively, in gross offering proceeds. The conditions of that special escrow account were not satisfied for Pennsylvania or Tennessee residents as of December 31, 2012. As of March 29, 2013, the Company had 110,241,981 shares of common stock remaining in the Offering.

As of December 31, 2012, the Company, through a separate wholly owned subsidiary of the Operating Partnership, had purchased two commercial industrial properties, as described in Note 3.

As the Company accepts subscriptions for shares of its common stock, it will transfer substantially all of the net proceeds of the Offering to the Operating Partnership as a capital contribution. The Partnership Agreement provides that the Operating Partnership will be operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties for the Company, the Operating Partnership will pay all of the Company’s administrative costs and expenses, and such expenses will be treated as expenses of the Operating Partnership.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

The consolidated financial statements include the accounts of the Company, the Operating Partnership and its wholly-owned subsidiaries. Intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company. The Company will consider future majority owned and controlled joint ventures for consolidation in accordance with GAAP, including ASC Topic 810, Consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents represent current bank accounts and other bank deposits free of encumbrances and having maturity dates of three months or less from the respective dates of deposit. Short-term investments with remaining maturities of three months or less when acquired are considered cash equivalents.

Concentration of Credit Risk

As of December 31, 2012, the Company had cash on deposit at one financial institution, which is 100% within federally insured limits. The Company limits significant cash holdings to accounts held by financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on cash.

For the year ended December 31, 2012, two tenants accounted for 100% of the Company’s 2012 gross annualized rental revenues.

Real Estate Assets

Depreciation

Real estate costs related to the acquisition, development, construction, and improvement of properties will be capitalized. Repair and maintenance costs will be charged to expense as incurred and significant replacements and betterments will be capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	7-10 years

Real Estate Purchase Price Allocation

Upon the acquisition of real properties, the Company allocates the purchase price of such properties to acquired tangible assets, consisting of land, buildings and improvements, and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in-place leases, based in each case on their fair values. Acquisition related expenses are expensed as incurred. The Company uses independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and building). The Company obtains an independent appraisal for each real property acquisition. The information in the appraisal, along with any additional information available to the Company’s management, is used by its management in estimating the amount of the purchase price that is

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

allocated to land. Other information in the appraisal, such as building value and market rents, may be used by the Company’s management in estimating the allocation of purchase price to the building and to intangible lease assets and liabilities. The appraisal firm has no involvement in management’s allocation decisions other than providing this market information.

In accordance with ASC Topic 805, Business Combinations, the Company records above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) the Company’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company amortizes any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases.

The Company measures the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. The Company’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by the Company in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods, considering current market conditions and costs to execute similar leases.

The Company also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, the Company also includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. The Company also estimates costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values based on the Company’s evaluation of the specific characteristics of each tenant’s lease with that respective tenant. Characteristics considered by the Company in allocating these values include the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The Company amortizes the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles amortizes to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value would be charged to expense in that period.

Estimates of the fair values of tangible and intangible assets requires the Company to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate estimates would result in an incorrect assessment of the Company’s purchase price allocation, which would impact the amount of the Company’s net income.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Impairment of Real Estate Assets

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate and related assets may not be recoverable. Impairment indicators that the Company considers include, but are not limited to, bankruptcy or other credit concerns of a property’s major tenant, such as a history of late payments, rental concessions and other factors, a significant decrease in a property’s revenues due to lease terminations, vacancies, co-tenancy clauses, reduced lease rates or other circumstances. When indicators of potential impairment are present, the Company assesses the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted cash flows do not exceed the carrying value, the Company will adjust the real estate and related assets and liabilities to their respective fair values and recognize an impairment loss. Generally fair value is determined using a discounted cash flow analysis and recent comparable sales transactions. No impairment losses were recorded during the periods presented.

When developing estimates of expected future cash flows, the Company makes certain assumptions regarding future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, terminal capitalization and discount rates, the expected number of months it takes to re-lease the property, required tenant improvements and the number of years the property will be held for investment. The use of alternative assumptions in the future cash flow analysis could result in a different determination of the property’s future cash flows and a different conclusion regarding the existence of an impairment, the extent of such loss, if any, as well as the carrying value of the real estate and related assets.

Real Estate Loans Receivable and Loan Loss Reserves

Real estate loans will be classified as held for investment based on the Company’s intent and ability to hold the loans for the foreseeable future. Real estate loans held for investment will be recorded at amortized cost and evaluated for impairment at each balance sheet date. The amortized cost of a loan is the outstanding unpaid principal balance, net of unamortized acquisition premiums or discounts and unamortized costs and fees directly associated with the origination or acquisition of the loan. The real estate loans receivable will be reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan receivable to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, the Company would record a reserve for loan losses through a charge to income for any shortfall.

The Company will record real estate loans held for sale at the lower of amortized cost or fair value. The Company will determine fair value for loans held for sale by using current secondary market information for loans with similar terms and credit quality. If current secondary market information is not available, the Company will consider other factors in estimating fair value, including modeled valuations using assumptions the Company believes a reasonable market participant would use in valuing similar assets (assumptions may include loss rates, prepayment rates, interest rates and credit spreads). If fair value is lower than the amortized cost basis of the loan, the Company will record a valuation allowance to write the loan down to fair value.

Failure to recognize impairment would result in the overstatement of earnings and the carrying value of the real estate loans held for investment. Actual losses, if any, could differ from estimated amounts.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Rents and Other Receivables

The Company will periodically evaluate the collectability of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company will maintain an allowance for deferred rent receivable that arises from the straight-lining of rents in accordance with ASC Topic 840, Leases. The Company will exercise judgment in establishing these allowances and consider payment history and current credit status of its tenants in developing these estimates.

Marketable Real Estate-Related Assets

The Company will classify certain real estate-related assets in accordance with ASC Topic 320, Investments—Debt and Equity Securities. The Company will record available-for-sale investments at fair value with unrealized gains and losses, net of deferred taxes, recorded to accumulated other comprehensive income (loss) within stockholders’ equity. Estimated fair values will generally be based on quoted market prices, when available, or on estimates provided by independent pricing sources or dealers who make markets in such investments. If the Company is unable to obtain prices for its investments from third parties, or conclude that prices obtained from third parties are influenced by distressed market activity, the Company will perform internal valuations to arrive at a fair value measurement that is consistent with ASC Topic 820, Fair Value Measurements and Disclosures.

Generally, changes in the fair value of available-for-sale investments will not affect reported earnings or cash flows, but will impact stockholders’ equity and, accordingly, book value per share. Upon the sale of an investment, the Company will reverse the unrealized gain (loss) from accumulated comprehensive income and record the realized gain (loss) to earnings. Investments classified as held-to-maturity will be recorded at amortized cost with acquisition premiums and discounts amortized to interest income over the life of the security using the effective interest method.

The Company will monitor available-for-sale and held-to-maturity investments for impairment on a quarterly basis. The Company will recognize an impairment loss when the Company determines that a decline in the estimated fair value of an investment below its amortized cost is other-than-temporary. The Company will consider many factors in determining whether the impairment of an investment is deemed to be other-than-temporary, including, but not limited to, the length of time the investment has had a decline in estimated fair value below its amortized cost, the amount of the unrealized loss, the intent and ability to hold the investment for a period of time sufficient for a recovery in value, recent events specific to the issuer or industry, external credit ratings, and recent changes in such ratings. Determining whether impairment of an investment is other-than-temporary involves a significant amount of judgment by the Company.

The Company will account for certain purchased real estate-related assets that are beneficial interests in securitized financial assets that are rated below “AA” in accordance with ASC Topic 325, Investments—Other (“ASC 325”). Under ASC 325, the Company will review on a quarterly basis, the projected future cash flows of these investments for changes in assumptions due to prepayments, credit loss experience and other factors. When significant changes in estimated cash flows from the cash flows previously estimated occur due to actual prepayment and credit loss experience, the Company will calculate a revised yield based upon the current reference amount of the investment, including any other than temporary impairments recognized to date, and the revised estimate of cash flows. The Company will apply the revised yield prospectively to recognize interest income. If, based on the Company’s quarterly estimate of cash flows, there has been an adverse change in the estimated cash flows from the cash flows previously estimated and the present value of the revised cash flow is

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

less than the present value previously estimated, an other-than-temporary impairment will be deemed to have occurred. When the Company deems an investment to be other-than temporarily impaired, the Company is required to distinguish between other-than temporary impairments related to credit and other-than-temporary impairments related to other factors (e.g., market fluctuations) on its securities that it does not intend to sell and where it is not likely that the Company will be required to sell the security prior to the anticipated recovery of its amortized cost basis. The Company calculates the credit component of the other-than-temporary impairment as the difference between the amortized cost basis of the security and the present value of its estimated cash flows discounted at the yield used to recognize interest income. The credit component will be charged to earnings and the component related to other factors will be recorded to other comprehensive income (loss).

Estimating cash flows and determining whether there is other-than-temporary impairment requires the Company to exercise judgment and make significant assumptions, including, but not limited to, assumptions regarding estimated payments, loss assumptions, and assumptions with respect to changes in interest rates. As a result, actual impairment losses and the timing of income recognized on these securities could materially differ from reported amounts.

Fair Value Measurements

Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other financial instruments and balances at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•

Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, the Company utilizes quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market for a financial instrument is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company will use several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and will establish a fair value by assigning weights to the various valuation sources.

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

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The Company considers the following factors to be indicators of an inactive market: (i) there are few recent transactions, (ii) price quotations are not based on current information, (iii) price quotations vary substantially either over time or among market makers (for example, some brokered markets), (iv) indexes that previously were highly correlated with the fair values of the asset or liability are demonstrably uncorrelated with recent indications of fair value for that asset or liability, (v) there is a significant increase in implied liquidity risk premiums, yields, or performance indicators (such as delinquency rates or loss severities) for observed transactions or quoted prices when compared with the Company’s estimate of expected cash flows, considering all available market data about credit and other nonperformance risk for the asset or liability, (vi) there is a wide bid-ask spread or significant increase in the bid-ask spread, (vii) there is a significant decline or absence of a market for new issuances (that is, a primary market) for the asset or liability or similar assets or liabilities, and (viii) little information is released publicly (for example, a principal-to-principal market).

The Company considers the following factors to be indicators of non-orderly transactions: (i) there was not adequate exposure to the market for a period before the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets or liabilities under current market conditions, (ii) there was a usual and customary marketing period, but the seller marketed the asset or liability to a single market participant, (iii) the seller is in or near bankruptcy or receivership (that is, distressed), or the seller was required to sell to meet regulatory or legal requirements (that is, forced), and (iv) the transaction price is an outlier when compared with other recent transactions for the same or similar assets or liabilities.

The Company’s consolidated balance sheets include the following financial instruments: cash and cash equivalents, accounts payable and accrued expenses, and notes payable. The Company considers the carrying values of cash and cash equivalents and accounts payable and accrued expenses to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected payment. The Company also considers the carrying value of notes payable to approximate fair value as the notes were originated very close to the balance sheet date, December 31, 2012. There were no notes payable outstanding as of December 31, 2011. Fair value estimates were based on Level 3 of the fair value hierarchy.

Revenue Recognition

The Company recognizes minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectability is reasonably assured, and records amounts expected to be received in later years as deferred rent. If the lease provides for tenant improvements, the Company determines whether the tenant improvements, for accounting purposes, are owned by the tenant or the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term.

The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

The Company will make estimates of the collectability of its tenant receivables related to base rents, including straight line rentals, expense reimbursements and other revenue or income. Management will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, management will make estimates of the expected

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. When a tenant is in bankruptcy, the Company will record a bad debt reserve for the tenant’s receivable balance and generally will not recognize subsequent rental revenue until cash is received or until the tenant is no longer in bankruptcy and has the ability to make rental payments.

Interest income from any real estate loans receivable the Company may purchase or originate will be recognized on an accrual basis over the life of the investment using the effective interest method. Direct loan origination fees and origination or acquisition costs, as well as acquisition premiums or discounts, will be amortized over the term of the loan as an adjustment to interest income. The Company will place loans on nonaccrual status when any portion of principal or interest is 90 days past due, or earlier when concern exists as to the ultimate collection of principal or interest. When a loan is placed on nonaccrual status, the Company will reverse the accrual for unpaid interest and generally will not recognize subsequent interest income until the cash is received, or the loan returns to accrual status.

The Company will recognize interest income on real estate securities that are rated “AA” and above on an accrual basis according to the contractual terms of the securities. Discounts or premiums will be amortized to interest income over the life of the investment using the interest method.

The Company will recognize interest income on real estate securities that are beneficial interests in securitized financial assets that are rated below “AA” using the effective yield method, which requires the Company to periodically project estimated cash flows related to these securities and recognize interest income at an interest rate equivalent to the estimated yield on the security, as calculated using the security’s estimated cash flows and amortized cost basis, or reference amount. Changes in the estimated cash flows will be recognized through an adjustment to the yield on the security on a prospective basis. Projecting cash flows for these types of securities will require the use of a significant amount of assumptions and judgment, which may have a significant impact on the timing of revenue recognized on these investments.

The Company recognizes interest income on its cash and cash equivalents as it is earned and records such amounts as other interest income.

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). ASC 718 established a fair value based method of accounting for stock-based compensation. Accounting for stock-based compensation under ASC 718 requires the fair value of stock-based compensation awards to be amortized as an expense over the vesting period and requires any dividend equivalents earned to be treated as dividends for financial reporting purposes. Stock-based compensation awards are valued at the fair value on the date of grant and amortized as an expense over the vesting period.

Total cost for the stock-based compensation awards was approximately $15,000 for the year-ended December 31, 2012, which is included in general and administrative expenses in the consolidated statements of operations. No stock-based compensation costs were recognized for the year-ended December 31, 2011 and the period from September 2, 2010 (date of inception) through December 31, 2010.

Distribution Policy

The Company intends to elect to be taxed as a REIT and to operate as a REIT beginning with the taxable year ended December 31, 2012. To maintain its qualification as a REIT, the Company intends to make

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). The Company’s board of directors expects to authorize and the Company intends to declare daily distributions that will be paid on a monthly basis beginning no later than the first calendar month after the month in which the Company makes its first real estate investment.

Distributions to stockholders will be determined by the board of directors of the Company and will be dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements, and annual distribution requirements in order to maintain the Company’s status as a REIT under the Code.

Organization and Offering Costs

Organization and offering expenses (other than selling commissions and dealer manager fees) are initially being paid by the Advisor, the Dealer Manager and their affiliates on the Company’s behalf. These other organization and offering expenses include all expenses to be paid by the Company in connection with the Offering, including legal, accounting, printing, mailing and filing fees, charges of the Company’s escrow holder and transfer agent, expenses of organizing the Company, data processing fees, advertising and sales literature costs, transfer agent costs, bona fide out-of-pocket due diligence costs of broker-dealers, and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing supplemental sales materials and providing other administrative services. In addition, the Company may also reimburse costs of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and costs of employees of the Company’s affiliates to attend seminars conducted by broker-dealers and, in special cases, technology costs of participating broker-dealers associated with the Offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of the Company’s shares and the ownership of the Company’s shares by such broker-dealers’ customers; provided, however, that the Company will not pay or reimburse any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of the Offering, as required by the rules of the Financial Industry Regulatory Authority, Inc. After the termination of the Offering, the Advisor will reimburse the Company to the extent total organization and offering expenses, including selling commissions and the dealer manager fee, borne by the Company exceed 15% of the gross proceeds raised in the Offering.

As of December 31, 2012 and 2011, the Advisor had incurred on behalf of the Company organization and offering costs of approximately $2,940,000 and $2,560,000, respectively. As of December 31, 2012 and 2011, the Company had not reimbursed the Advisor for organization and offering costs as the terms of the Advisory Agreement state that the reimbursement is not an obligation of the Company until a minimum of $2,000,000 of gross proceeds have been raised by the Company from unaffiliated parties. The Company expects that organization and offering expenses (other than selling commissions and dealer manager fees) will be approximately 1.25% of the gross offering proceeds. When recorded by the Company, organization costs will be expensed as incurred, and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholders’ equity as such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from the gross proceeds.

Income Taxes

The Company operates in a manner designed to permit it, and believes it does, qualify, and intends to elect to be treated, as a REIT for federal income tax purposes during the taxable year ended December 31, 2012. To

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP) to stockholders. As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

Segment Disclosure

ASC 280, “Segment Reporting,” establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Company’s current business consists of acquiring and operating of real estate assets. Management evaluates operating performance on an individual property level. However, as each of our properties has similar economic characteristics, the properties have been aggregated into one reportable segment.

NOTE 3—REAL ESTATE ACQUISITIONS

2012 Property Acquisitions

During the year ended December 31, 2012, the Company acquired two commercial properties for an aggregate purchase price of $6.1 million (the “2012 Acquisitions”). The Company purchased the 2012 Acquisitions with net proceeds from the Offering and through the issuance of mortgage notes. The Company allocated the purchase price of these properties to the fair value of the assets acquired and liabilities assumed. The following table summarizes the purchase price allocation of each acquisition during the year ended December 31, 2012:

Acquisition	Land	Buildings and Improvements	Intangible Lease Assets (1)	Intangible Lease Liabilities (1)	Total Investment in Properties
Flowers Foods Distribution Center	$215,776	$1,418,776	$175,281	$(125,765)	$1,684,068
Waste Management Recycle Center	1,048,305	2,974,606	437,090	—	4,460,000

Total investment	$1,264,081	$4,393,382	$612,371	$(125,765)	$6,144,068

(1)	The recorded fair value of the intangible lease assets and liabilities represents the value associated with lease in place, leasing commissions, above- and below-market leases, legal and other costs, and, and are amortized over the lease term.

The Company recorded revenue and earnings for the year ended December 31, 2012 of $9,586 and $4,513, respectively, related to the 2012 Acquisitions. The Company expensed $160,602 of acquisition costs for the year ended December 31, 2012, resulting in an operating loss of $151,016.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a description of the Company’s 2012 acquisitions:

Flowers Foods Distribution Center—On December 13, 2012 the Company, through OD Flowers Tampa, LLC, a wholly owned subsidiary of the Company’s Operating Partnership, completed the acquisition of 100% of the interest in a 12,160 square foot build-to-suit industrial facility, located in Tampa, Florida (the “Florida Property”), for a purchase price of $1,684,068, plus closing costs. The seller of the Florida Property, Flowbake Tampa East, LLC, is not affiliated with the Company, Advisor or its respective affiliates. In accordance with the terms of the Advisory Agreement, the Company accrued an acquisition fee of $33,681 to the Advisor equal to 2.0% of the purchase price.

The Florida Property was constructed in 2012 and is 100% leased to Flowers Baking Co. of Bradenton, LLC (“Flowers”), which is wholly-owned by Flowers Foods, Inc. The Company believes Flowers is creditworthy based on its historical revenue and cash flow streams. All of the operations at the Florida Property and the principal nature of business of Flowers are related to the baked goods industry. The Flowers lease commenced on December 1, 2012, and will expire on November 30, 2027. The lease provides for the rent to escalate 5% every five years with average annual lease payments (cash basis) of approximately $130,513 during the primary lease term.

The lease described above is a triple-net lease, which limits the property operating expenses that the Company will be required to pay.

Waste Management Recycle Center—On December 27, 2012, the Company, through OD WM North Carolina, LLC, a wholly-owned subsidiary of the Company’s Operating Partnership, completed the acquisition of 100% of the interest in a 84,119 square foot industrial facility, located in Winston-Salem, North Carolina (the “Winston-Salem Property”), for a purchase price of $4,460,000, plus closing costs. The seller of the Winston-Salem Property, 280 Business Park Realty, Ltd, is not affiliated with the Company, Advisor or its respective affiliates. In accordance with the terms of the Advisory Agreement, the Company accrued an acquisition fee of $89,200 to the Advisor equal to 2.0% of the purchase price.

The Winston-Salem Property was constructed in 2001 and is 100% leased to WM Recycle America, LLC (“WM Recycle”), which is a wholly-owned subsidiary of Waste Management, Inc., which guaranties the lease. We believe WM Recycle is creditworthy based on its historical revenue and cash flow streams. All of the operations at the Winston-Salem Property and the principal nature of business of WM Recycle are related to recycling services. The WM Recycle lease commenced on January 1, 2012, and will expire on December 31, 2022. The lease provides for the rent to escalate an average of 2.75% each year with average annual lease payments (cash basis) of approximately $350,440 during the primary lease term.

The lease described above is a triple-net lease, which limits the property operating expenses that the Company will be required to pay.

Pro forma Results (unaudited)—The Florida Property was newly built in 2012, therefore, prior period financial statements for the Florida Property as a rental property are not available and pro forma financial statement information regarding the property’s operations is not presented. Prior to the WM Recycle lease commencing on January 1, 2012, it was leased to a different tenant, and WM Recycle was not a prior tenant. Because 2011 financial statement for the Winston-Salem Property are not available, the preparation of proforma information for 2011 is impracticable The following information summarizes selected financial information of

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the Company, as if the Winston-Salem Property acquisition was completed on January 1, 2012. The table below presents the Company’s estimated revenue and net income, on a pro forma basis, for the years ended December 31, 2012 and 2011:

	2012	2011
Pro forma basis (unaudited):
Revenue	$342,430	$—
Net loss	$(81,016)	$(118,916)

The unaudited pro forma information for the year ended December 31, 2011 includes $118,916 of acquisition costs for the Winston-Salem Property. The unaudited pro forma information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the transactions occurred on January 1, 2012, nor does it purport to represent the results of future operations.

NOTE 4—ACQUIRED INTANGIBLE LEASE ASSETS

Acquired intangible lease assets consisted of the following:

	As of December 31,
	2012	2011
Acquired in place leases, leasing commissions, legal and other costs, net of accumulated amortization of $104 and $0, respectively (with a weighted average life of 12.5 and 0 years, respectively).	$557,543	$—
Acquired above market leases, net of accumulated amortization of $7 and $0, respectively (with a weighted average life of 15.0 and 0 years, respectively).	54,717	—

	$612,260	$—

Amortization expense related to the intangible assets for the years ended December 31, 2012 was $111.

Estimated amortization expense related to the intangible lease assets as of December 31, 2012 for each of the five succeeding fiscal years is as follows:

	Amortization
Year	Leases In-Place	Above Market Leases
2013	$4,171	$456
2014	$4,171	$456
2015	$4,171	$456
2016	$4,171	$456
2017	$4,171	$456

NOTE 5—NOTES PAYABLE

As of December 31, 2012, the Company had $3.9 million of debt outstanding, with a weighted average years to maturity of 2.5 years and weighted average interest rate of 4.15%. The aggregate balance of gross real

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estate and related assets, net of gross intangible lease liabilities, securing the total debt outstanding was $6.1 million as of December 31, 2012. Each of the mortgage notes payable is secured by the respective properties on which the debt was placed.

Notes payable consisted of the following as of December 31, 2012:

Property	Interest Rate	Maturity Date	Payment Terms	Balance December 31, 2012
Flowers Foods Distribution Center—Note Payable	4.15%	12/24/17	Principal & Interest	$1,000,000
Waste Management Recycle Center—Note Payable	LIBOR + 4.25%	12/31/14	Interest Only	2,899,000

				$3,899,000

The principal payments due on the notes payable as of December 31, 2012, for each of the next five years ending December 31 and thereafter, is as follows:

For the year ending December 31,	Principal Payments
2013	$848,194
2014	2,258,304
2015	28,304
2016	28,304
2017	735,894
Thereafter	—

$3,899,000

NOTE 6—ACQUIRED BELOW MARKET LEASE INTANGIBLES

Acquired below market lease intangibles consisted of the following:

	As of December 31,
	2012	2011
Acquired below-market leases, net of accumulated amortization of $38 and $0, respectively (with a weighted average life of 15 and 0 years, respectively)	$125,727	$—

The increase in net income resulting from the amortization of the intangible lease liability for the year ended December 31, 2012 was $38.

Estimated amortization of the intangible lease liability as of December 31, 2012 for each of the five succeeding fiscal years is as follows:

Year	Amortization of Below Market Leases
2013	$707
2014	$707
2015	$707
2016	$707
2017	$707

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 7—STOCKHOLDERS’ EQUITY

General

Under the Company’s charter, the total number of shares of capital stock authorized for issuance is 1,100,000,000 shares, consisting of 999,999,000 shares of common stock with a par value of $0.01 per share, 1,000 shares of convertible stock with a par value of $0.01 per share, and 100,000,000 shares of preferred stock with a par value of $0.01 per share, each as defined by the charter. The Company’s board of directors is authorized to amend the charter from time to time, without the approval of the stockholders, to increase or decrease the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

The shares of common stock entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights. As of each of December 31, 2012 and 2011, the Company had issued 284,335 and 34,222 shares, respectively, of common stock, 237,742 and 22,22, respectively, of those shares have been issued to the Advisor.

As of December 31, 2012, the Company had issued 1,000 shares of convertible stock to the Advisor. The convertible stock will convert to shares of common stock of the Company if and when: (A) the Company has made total distributions on the then outstanding shares of common stock equal to the original issue price of those shares plus a 7.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) subject to specified conditions, the Company lists the common stock for trading on a national securities exchange or (C) the Advisory Agreement is terminated or not renewed by the Company (other than for “cause” as defined in the Advisory Agreement). A “listing” will be deemed to have occurred on the effective date of any merger of the Company in which the consideration received by the holders of common stock is the securities of another issuer that are listed on a national securities exchange. Upon conversion, each share of convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) the Company’s “enterprise value” (as defined in the charter) plus the aggregate value of distributions paid to date on the outstanding shares of common stock exceeds the (2) aggregate purchase price paid by the stockholders for those shares plus a 7.0% cumulative, non-compounded, annual return on the original issue price of those shares, divided by (B) the Company’s enterprise value divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. In the event of a termination or non-renewal of the Advisory Agreement by the Company for cause, all of the shares of convertible stock will be redeemed by the Company for the aggregate sum of $1.00.

As of December 31, 2012 and 2011, no shares of the Company’s preferred stock were issued and outstanding.

Distribution Reinvestment Plan

The Company’s board of directors has approved the DRP, through which the Company’s stockholders may elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares of the Company’s common stock in lieu of receiving cash distributions. The initial purchase price per share under the DRP will be $9.50; provided, however, that after the Company begins disclosing an estimated per share value that is not based on the price to acquire a share of the Company’s common stock in the Offering or a follow-on public offering, cash distributions will be reinvested in shares of the Company’s common stock at a

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price per share equal to 95% of the Company’s most recently calculated estimated per share value. No selling commissions or dealer manager fees are payable on shares sold through the DRP.

The Company’s board of directors may terminate the DRP at its discretion at any time upon ten days’ notice to the Company’s stockholders. Following any termination of the DRP, all subsequent distributions to stockholders will be made in cash. The Company reserves the right to reallocate the shares of the Company’s common stock the Company is offering between the Offering and the DRP.

Share Repurchase Program

As the Company’s common stock is currently not listed on a national exchange, there is no market for the Company’s common stock. As a result, there is risk that a stockholder may not be able to sell the Company’s stock at a time or a price acceptable to the stockholder. The Company’s board of directors has approved a share repurchase program (the “SRP”) that would enable its stockholders to sell their shares to the Company in limited circumstances.

There are numerous restrictions on a stockholder’s ability to sell its shares to the Company under the SRP. The Company may not repurchase shares until they have been outstanding for one year; provided, however, that the Company may waive the one year holding requirement in certain circumstances, as described below. In addition, the Company has limited the number of shares repurchased pursuant to the SRP as follows: (1) during any calendar year, the Company would not repurchase in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year and (2) funding for the repurchase of shares would come exclusively from the net proceeds the Company received from the sale of shares under the DRP during the prior calendar year plus such additional funds as may be reserved for that purpose by the Company’s board of directors.

Under the SRP, prior to the Company beginning to disclose an estimated net asset value per share following the completion of the Company’s offering stage, the purchase price for shares repurchased by the Company under the SRP will be as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company’s common stock):

•	92.5% of the price paid to acquire the shares from the Company for stockholders who have continuously held their shares for at least one year;

•	95.0% of the price paid to acquire the shares from the Company for stockholders who have continuously held their shares for at least two years;

•	97.5% of the price paid to acquire the shares from the Company for stockholders who have continuously held their shares for at least three years; and

•	100.0% of the price paid to acquire the shares from the Company for stockholders who have continuously held their shares for at least four years.

The purchase price per share for all shares repurchased pursuant to the SRP will be reduced by the aggregate amount of net proceeds per share, if any, distributed to the Company’s stockholders prior to the repurchase date as a result of the sale or refinancing of one or more of the Company’s assets that constitutes a return of capital distribution as a result of such sale or refinancing.

Notwithstanding the foregoing, after the Company begins disclosing an estimated per share value of the Company’s common stock that is not based upon the price to acquire a share of the Company’s common stock in the Offering or a follow-on public offering, shares repurchased under the SRP will be repurchased for the lesser

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of the price paid for the shares by the redeeming stockholder or 95% of the Company’s most recent estimated per share value. The Company will disclose to investors the Company’s estimated per share value, as determined by the Advisor or other firm chosen for that purpose, within 18 months after the completion of the offering stage. The Company currently expects to update its estimated net asset value per share no less frequently than every 12 months thereafter. The Company will consider its offering stage complete on the first date that the Company is no longer publicly offering equity securities that are not listed on a national securities exchange, whether through the Offering or follow-on public offerings, provided that the Company has not filed a registration statement for a follow-on public offering as of such date (for purposes of this definition, the Company does not consider “public offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

The Company will treat share redemptions sought upon a stockholder’s death, disability, bankruptcy or other exigent circumstances differently than other redemptions in several respects. Upon request, the Company may waive the one-year holding period requirement for repurchases sought upon a stockholder’s death, disability, bankruptcy or other exigent circumstances as determined by the Advisor. Until the Company begins to disclose an estimated per share value of the Company’s common stock that is not based upon the price to acquire a share of the Company’s common stock in the primary offering or a follow-on public offering, shares repurchased in connection with a stockholder’s death or disability will be repurchased at a price per share equal to 100% of the amount actually paid for the shares. After the Company begins disclosing an estimated per share value of the Company’s common stock that is not based upon the price to acquire a share of the Company’s common stock in the Offering or a follow-on public offering, shares repurchased in connection with a stockholder’s death or disability will be repurchased at a purchase price per share equal to 100% of the Company’s most recent estimated per share value. In the event that the Company waives the one year holding requirement in connection with the repurchase of shares upon a stockholder’s bankruptcy or other exigent circumstance, such shares will be repurchased at a price per share equal to the price per share the Company would pay had the stockholder held the shares for at least one year from the purchase date.

The Company’s board of directors may, in its sole discretion, amend, suspend or terminate the SRP at any time upon a 30 days’ written notice to the Company’s stockholders if the Company determines that the funds available to fund the SRP are needed for other business or operational purposes or that amendment, suspension or termination of the SRP is in the best interest of the Company’s stockholders. The SRP will terminate if the shares of the Company’s common stock are listed on a national securities exchange. The Company did not repurchase any shares under the SRP for the years ended December 31, 2012 and 2011.

Distributions

The Company intends to accrue distributions on a daily basis and make distributions on a monthly basis beginning no later than the first calendar month after the month in which the Company makes its first real estate investment. On November 8, 2012, the board of directors of the Company authorized and declared a daily distribution to the Company’s stockholders of record as of the close of business on each day of the period commencing on December 1, 2012 and ending on February 28, 2013. The distributions for the period commencing on December 1, 2012 and ending on December 31, 2012 will be calculated based on 366 days in the calendar year and equal to $0.001775956 per share of common stock. The distributions for the period commencing on January 1, 2013 and ending on February 28, 2013 will be calculated based on 365 days in the calendar year and equal to $0.001780822 per share of common stock. The distributions declared for each record date in the December 2012, January 2013 and February 2013 periods were paid in January 2013, February 2013 and March 2013, respectively. The distribution declared for each record date in the March 2013, April 2013 and May 2013 periods will be paid in April 2013, May 2013 and June 2013, respectively. The distributions will be payable to stockholders from legally available funds therefor.

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Generally, the Company’s policy will be to pay distributions from cash flow from operations. However, the Company expects to have little, if any, cash flow from operations available for distribution until the Company makes substantial investments. Further, because the Company may receive income from interest or rents at various times during the Company’s fiscal year and because the Company may need cash flow from operations during a particular period to fund capital expenditures and other expenses, the Company expects that at least during the early stages of the Company’s development and from time to time during the Company’s operational stage, the Company will declare distributions in anticipation of cash flow that the Company expects to receive during a later period, and the Company expects to pay these distributions in advance of the Company’s actual receipt of these funds. In these instances, the Company’s board of directors has the authority under the Company’s organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by the Advisor in its sole discretion. The Company has not established a limit on the amount of proceeds from the Offering the Company may use to fund distributions.

NOTE 8—RELATED-PARTY TRANSACTIONS AND ARRANGEMENTS

The Advisory Agreement and the Dealer Manager Agreement entitle the Advisor, or certain of its affiliates, and the Dealer Manager, respectively, to specified fees upon the provision of certain services with regard to the Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organization and offering costs incurred by the Advisor and the Dealer Manager on behalf of the Company (as discussed in Note 2 herein) and certain costs incurred by the Advisor in providing services to the Company. The fees and reimbursement obligations are as follows:

Type of Compensation	Determination of Amount

Organizational and Offering Stage

Selling Commission	The Company will pay the Dealer Manager 7.0% of gross proceeds from the Offering (all of which will be reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No selling commissions will be paid for sales pursuant to the DRP. As of December 31, 2012 and 2011, the Company had paid $15,815 and $0, respectively, to the Dealer Manager for selling commissions.

Dealer Manager Fee	The Company will pay the Dealer Manager 2.75% of gross proceeds from the Offering (all or a portion of which may be reallowed to participating broker-dealers). No dealer manager fee will be paid for sales pursuant to the DRP. As of December 31, 2012 and 2011, the Company had paid $6,213 and $0, respectively, to the Dealer Manager for dealer manager fees.

Organization and Offering Expenses	As of December 31, 2012 and 2011, the Advisor had incurred approximately $2,940,000 and $2,560,000, respectively, in organization and offering expenses on the Company’s behalf. As of December 31, 2012 and 2011, the Company had not reimbursed the Advisor for organization and offering costs, as the terms of the Advisory Agreement provides that the reimbursement of expense is not an obligation to the Company until a minimum of $2,000,000 of gross offering proceeds have been raised by the Company from unaffiliated parties. The Company expects that organization and offering expenses (other than

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Type of Compensation	Determination of Amount
Organizational and Offering Stage

selling commissions and dealer manager fees) will be approximately 1.25% of the gross offering proceeds. When recorded by the Company, organization costs will be expensed as incurred, and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholders’ equity, as such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from the gross offering proceeds.

Operational Stage

Acquisition Fees	The Company will pay the Advisor 2.0% of (1) the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired or originated directly or (2) the Company’s allocable portion of the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired or originated through a joint venture, including any acquisition and origination expenses and any debt attributable to such investments. Total acquisition fees and expenses relating to the purchase of an investment may not exceed 6% of the contract purchase price unless such excess is approved by the Company’s board of directors, including a majority of the independent directors. As of December 31, 2012 and 2011, the Company had incurred but not yet paid approximately $123,000 and $0 in acquisition fees to the Advisor. These amounts are included in due to affiliates on the consolidated balance sheets.

Acquisition Expenses	The Company will reimburse the Advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition of real estate-related assets (including expenses relating to potential investments that the Company does not close). Total acquisition fees and expenses relating to the purchase of an investment may not exceed 6% of the contract purchase price unless such excess is approved by the Company’s board of directors, including a majority of the independent directors. The Company estimates that its acquisition expenses will be approximately 0.5% of the purchase price of the Company’s investments. As of December 31, 2012 and 2011, the Company had not incurred acquisition expenses to the Advisor.

Asset Management Fees	The Company will pay the Advisor a monthly fee equal to one-twelfth of 1.0% of the cost of the real properties and real estate-related assets it acquires. Such fee will be calculated by including acquisition expenses and any debt attributable to such investments, or the Company’s proportionate share thereof in the case of investments made through joint ventures. This fee will be payable monthly in arrears, based on assets held by the Company on the last day of such prior month. The Advisor has agreed to waive some or all of the asset management fees when the Company’s distribution payout ratio, which is its distribution rate per share divided by its modified funds from operations, or MFFO, per

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Type of Compensation	Determination of Amount
Organizational and Offering Stage

share, is 100% or greater. The amount of the asset management fees deferred in a particular period will be equal to the amount by which distributions exceed MFFO. If the Company’s distribution payout ratio is less than 100%, the excess MFFO will be used to repay any previously deferred asset management fees. The Company defines MFFO, a non-GAAP measure, consistent with the IPA’s Practice Guideline. However, if a trade or industry group promulgates a different definition of MFFO applicable to listed or non-listed REITs that the Company adopts in the Company’s periodic reports filed with the SEC, MFFO may have the meaning of such different definition. As of December 31, 2012 and 2011, the Company had not incurred asset management fees to the Advisor.

Operating Expenses

Reimbursement of expenses incurred in providing services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, employee costs, utilities and IT costs. The Company will not reimburse for employee costs in connection with services for which the Advisor receives acquisition fees or disposition fees or for the personnel costs the Advisor pays with respect to persons who serve as the Company’s executive officers. Further, the Company will not reimburse the Advisor for any amount by which its operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2.00% of average invested assets, or (ii) 25.00% of net income for that period, unless the independent directors of the Company find that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses is justified.

As of December 31, 2012 and 2011, the Advisor had incurred approximately $661,000 and $132,000, respectively, of operating expenses on behalf of the Company. For the year ended December 31, 2012, the Company’s operating expenses exceeded the limitation by a total of $661,000. The costs as of December 31, 2012 were not included in the consolidated financial statements of the Company as the terms of the Advisory Agreement provides that the reimbursement of expense is not an obligation to the Company until a minimum of $2,000,000 of gross offering proceeds have been raised by the Company from unaffiliated parties.

Property Management and Leasing Fees	The Company will pay the Company’s property manager a percentage of the annual gross revenues of each property owned by the Company for property management services. The property management fee payable with respect to each property will be equal to the percentage of annual gross revenues of the property that is usual and customary for comparable property management services rendered to similar properties in the geographic market of the property, as determined by the Advisor and approved by a majority of the Company’s board of directors, including a majority of the independent directors; provided, however, that in no event will the property management fee exceed 5.0% of the

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Type of Compensation	Determination of Amount
Organizational and Offering Stage

property’s annual gross revenues. The Company’s property manager may subcontract with third party property managers and will be responsible for supervising and compensating those third party property managers. As of December 31, 2012 and 2011, the Company had not incurred property management and leasing fees to the property manager. In addition to property management fees, the Company may also pay its property manager a separate fee for services rendered, whether directly or indirectly, in leasing real properties to a third party lessee. The amount of such leasing fee will be usual and customary for comparable services rendered for similar real properties in the geographic market of the property leased as determined by the Advisor and approved by a majority of the Company’s board of directors, including a majority of the Company’s independent directors; provided, however, that in no event will the leasing fee exceed 2% of the total lease consideration with respect to a new lease or 5% of the total lease consideration with respect to a renewal of an existing lease. Where market norms dictate, the Company may also reimburse its property manager for the salaries and wages of property-level employees, other employee-related expenses of on-site employees of its property manager or its subcontractors which are engaged in the operation, leasing, management or maintenance of the Company’s properties and other expenses directly related to the management of specific properties.

Liquidity Stage

Disposition Fees	If the Advisor, or its affiliates, provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of a real property or real estate-related asset sold, the Advisor will earn a disposition fee equal to 2.0% of the contract sales price of the real property or real estate-related asset sold. As of December 31, 2012 and 2011, the Company had not incurred disposition fees to the Advisor.

Convertible Stock	The Company has issued 1,000 shares of convertible stock to the Advisor, for which the Advisor contributed $1,000. See Note 7 herein for more information on the terms of the Company’s convertible stock.

As of December 31, 2012, the Company had received an advancement of $200,000 from an affiliate. Such advance was non-interest bearing and will be remitted to the affiliate upon the Company receiving net proceeds raised in the Offering.

NOTE 9—LONG-TERM INCENTIVE PLAN AND INDEPENDENT DIRECTOR COMPENSATION

The Company adopted an incentive plan that provides for the grant of equity awards to its employees, directors and consultants and those of the Company’s affiliates. The long-term incentive plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards. Stock options granted under the

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long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of the Company’s common stock on the date of grant of any such stock options. Any stock options and stock appreciation rights granted under the long-term incentive plan will have an exercise price or base price that is not less than fair market value of the Company’s common stock on the date of grant.

The Company’s board of directors administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. The Company’s board of directors has approved and adopted an independent directors’ compensation plan, which operates as a sub-plan of the long-term incentive plan.

No awards will be granted under either plan if the grant or vesting of the awards would jeopardize the Company’ status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under the Company’s charter. Unless otherwise determined by the board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

The Company has authorized and reserved 300,000 shares for issuance under the long-term incentive plan. In the event of a transaction between the Company and its stockholders that causes the per-share value of the Company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately, and the Company’s board of directors must make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability, or upon the occurrence of a change in control, all outstanding options and stock appreciation rights granted under the long-term incentive plan will become fully exercisable and all time-based vesting restrictions on outstanding awards will lapse as of the date of termination or change in control. Unless otherwise provided in an award certificate or any special plan document governing an award, with respect to outstanding performance-based awards granted under the long-term incentive plan, (1) upon the termination of a participant’s service due to death or disability, the payout opportunities attainable under such awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs); (2) upon the occurrence of a change in control, the payout opportunities under such awards will vest based on target performance; and (3) in either case, the awards will payout on a pro rata basis, based on the time elapsed prior to the termination or change in control, as the case may be. In addition, the Company’s board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board of directors may discriminate among participants or among awards in exercising such discretion.

The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by the Company’s board of directors and stockholders, unless extended or earlier terminated by the board of directors. The Company’s board of directors may terminate the long-term incentive plan at any time, including upon a liquidity event. The expiration or other termination of the long-term incentive plan will have no adverse impact on any award previously granted under the long-term incentive plan.

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The Company’s board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award previously granted and no amendment to the long-term incentive plan will be effective without the approval of the Company’s stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Under the independent directors’ compensation plan and subject to such plan’s conditions and restrictions, each of the Company’s independent directors received 3,000 shares of restricted common stock in connection with the initial meeting of the Company’s board of directors on April 12, 2011. Each new independent director that joins the Company’s board of directors will receive 3,000 shares of restricted common stock upon election to the board of directors. In addition, on July 6, 2012, the date following each independent director’s re-election to the Company’s board of directors, each of the Company’s independent directors received 3,000 shares of restricted common stock. The shares of restricted common stock will generally vest in four equal annual installments beginning on the first anniversary of the date of grant and ending on the fourth anniversary of the date of grant. The independent director compensation plan contains provisions concerning the treatment of awards granted under the plan in the event of an independent directors’ termination of service for any reason, including his or her death or disability, or upon the occurrence of a change in control of the Company.

The grant date fair value of the shares are being expensed over the vesting period of four years. Compensation expense related to restricted stock was approximately $14,900 for the year ended December 31, 2012. As of December 31, 2012, there was approximately $112,600 of total unrecognized compensation cost related to these unvested shares that is expected to be recognized over a weighted-average period of 3.50 years.

The following table reflects restricted share award activity for the year ended December 31, 2012:

Restricted Stock	Number of Shares	Weighted Average Grant-Date Fair Value
Unvested, December 31, 2011	12,000	$—
Granted	12,000	10.00
Vested	(3,000)	—

Unvested, December 31, 2012	21,000	$5.71

In addition, the Company will pay each of its independent directors an annual retainer, pro-rated for a partial term, of $30,000. The independent directors will also be paid for attending meetings as follows: (i) $2,000 for each in-person board meeting attended, (ii) $2,000 for each in-person committee meeting attended ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), and (iii) $250 for each teleconference board or committee meeting attended. The Company’s independent directors may elect to receive the meeting fees and annual retainer in shares of the Company’s common stock at a price of $9.025 per share until the Company has commenced disclosing its estimated net asset value per share and thereafter at a price based upon the Company’s net asset value per share. All directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of the Company’s officers, the Company will not pay any compensation to such person for services rendered as a director. Director compensation is an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 8.

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NOTE 10—ECONOMIC DEPENDENCY

Through March 2013, the amount of proceeds raised from the Offering, as described in Note 1, was insufficient to allow the Company to reimburse the Advisor for organization, offering and operating expenses, accordingly, the Company is reliant upon the Advisor for financial support. The Company intends to continue to seek capital through the Offering to invest in real estate and real estate related assets and to reimburse the Advisor in accordance with the terms of the Advisor Agreement. The principal owner of the Advisor has informed the Company that he, directly or through the Advisor or affiliated entities, will provide financial support, if necessary, through April 1, 2014, to sustain the financial viability of the Company. If the Company is not able to raise sufficient capital in the future, its ability to achieve its intended business objectives would be adversely impacted.

The Company is also dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase and disposition of properties and other investments; management of the daily operations of the Company’s real estate portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

NOTE 11—COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. As of December 31, 2012, there were, and currently there are, no material pending legal proceedings to which the Company is a party.

NOTE 12—EARNINGS PER SHARE

Basic earnings (loss) per share attributable for all periods presented are computed by dividing net income (loss) attributable to the Company by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share are computed based on the weighted average number of shares outstanding and all potentially dilutive securities, if any. Shares of convertible stock and unvested restricted common stock give rise to potentially dilutive shares of common stock. As of December 31, 2012 there were 21,000 shares of non-vested shares of restricted common stock and 1,000 shares of convertible stock, but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during this period.

NOTE 13—OPERATING LEASES

The Company’s properties are leased to tenants under triple-net operating leases for which the terms and expirations vary. The leases frequently have provisions to extend the lease agreement and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. As of December 31, 2012, the weighted average remaining lease term was 12.5 years.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The future minimum rental income from the Company’s investment in real estate assets under non-cancelable operating leases, as of December 31, 2012, is as follows:

Year ending December 31,	Amount
2013	$432,076
2014	441,329
2015	450,582
2016	460,676
2017	476,139
Thereafter	3,077,097

Total	$5,337,898

NOTE 14—QUARTERLY RESULTS (UNAUDITED)

Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2012 and 2011. In the opinion of management, the information for the interim periods presented includes all adjustments which are of a normal and recurring nature, necessary to present a fair presentation of the results for each period.

	2012
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$—	$—	$—	$9,586
Operating (loss) income	—	—	(483,449)	225,505
Net (loss) income	—	—	(483,087)	224,020
Basic and diluted net loss per common share (1)	—	—	(3.10)	0.86
Distributions declared per common share	—	—	—	0.05

(1)	Based on the weighted average number of shares outstanding as of December 31, 2012.

2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Revenues	$—	$—	$—	$—
Operating income	—	—	—	—
Net loss	—	—	—	—
Basic and diluted net loss per common share (1)	—	—	—	—
Distributions declared per common share	—	—	—	—

(1)	Based on the weighted average number of shares outstanding as of December 31, 2011.

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 15—SUBSEQUENT EVENTS

Status of the Offering

As of March 29, 2013, the Company had accepted investors’ subscriptions for and issued 284,335 shares of our common stock in the offering, resulting in our receipt of gross proceeds of approximately $2,371,000. As of March 29, 2013, the Company had approximately 110,241,981 shares of common stock remaining in the Offering.

Modification of Loan Agreements

Loan in Connection with Waste Management Recycle Center

In connection with the acquisition of the Waste Management Recycle Center, on December 27, 2012, the Company, through a wholly-owned indirect subsidiary, entered into a loan agreement with Fifth Third Bank in the principal amount of $2,899,000 (the “Waste Management Loan”). Pursuant to its terms, the Company was required to reduce the Waste Management Loan to a principal amount equal to $2,300,000 by March 21, 2013. The Company was unable to make such payment on the due date and as of March 21, 2013 the Company had $2,899,000 outstanding under the Waste Management Loan. In anticipation of the Company’s inability to reduce the outstanding principal on the Waste Management Loan, on March 20, 2013, the Company and Fifth Third Bank entered into a loan modification agreement, pursuant to which Fifth Third Bank required the Company to make a one-time principal re-payment of $40,000 on the Waste Management Loan, and, beginning on April 1, 2013, principal monthly re-payments of $4,560 until the principal balance on the Waste Management Loan is reduced to $2,230,000 or less. Thereafter, payments on the Waste Management Loan will be applied to the required interest thereunder. Further, Fifth Third Bank will collect all cash flow received from the Winston-Salem Property and will apply such payments towards reducing the principal and interest balance on the loan to $2,230,000. Any remaining cash on deposit in in the deposit accounts with Fifth Third Bank in excess of $3,000 will also be applied on account of the principal balance of the Winston-Salem Loan (collectively, the “Loan Modification”).

In connection with the Loan Modification, on March 20, 2013, Fifth Third Bank also entered into a guaranty of payment agreement (each, a “Guaranty Agreement”) with Douglas D. O’Donnell, the Company’s chief executive officer and president, personally and as trustee for the DOD Trust Established August 29, 2002 (the “Trust”). Pursuant to the Guaranty Agreements, the Mr. O’Donnell and the Trust each guaranteed the obligations under the Waste Management Loan for an amount of up to $629,000, subject to certain reductions as the principal amount outstanding under the Waste Management Loan is reduced. When the principal amount outstanding under the Waste Management Loan is reduced to $2,230,000, the Guaranty Agreements will no longer be enforceable, provided no event of default exists.

As of March 29, 2013, the Company had $2,859,000 outstanding under the Waste Management Loan.

Loan in Connection with Flowers Foods Distribution Center

In connection with the acquisition of the Florida Property, the Company, through a wholly-owned indirect subsidiary, entered into a loan agreement with USAmeriBank in the principal amount of $1,000,000 (the “Flowers Foods Loan”). Pursuant to its terms, the Company was required to reduce the Flowers Foods Loan to $842,000 by March 24, 2013. The Company was unable to make such payment on the due date and as of March 24, 2013, the Company had $994,444 outstanding under the Flowers Foods Loan. In connection with the inability to reduce the outstanding principal on the Flowers Foods Loan, and as required thereby, the Company

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

opened a lockbox account with USAmeriBank to deposit and hold all rents and other revenue received from the Florida Property, which will be applied to the principal amount outstanding under the Flowers Foods Loan until it is reduced to $842,000.

As of March 29, 2013, the Company had $991,667 outstanding under the Flowers Foods Loan.

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2012

				Total Adjustments to Basis	Gross Amount at Which Carried at December 31, 2012	Accumulated Depreciation	Date Acquired	Date Constructed
		Initial Costs to Company
Description	Encumbrances	Land	Improvements (1)
Industrial Properties:
Flowers Foods Industrial Building in Tampa, FL	$1,000,000	$215,776	$1,468,292	$—	$1,684,068	$3,101	12/24/2012	2012
Waste Mgmt. Industrial Building in Winston-Salem, NC	2,899,000	1,048,305	3,411,695	—	4,460,000	1,972	12/27/2012	2001

	$3,899,000	$1,264,081	$4,879,987	$—	$6,144,068	$5,073

(1)	Includes gross intangible lease assets of $612,371 and gross intangible lease liabilities of $125,765.
(2)	A summary of activity for investment in properties is as follows:

	2012	2011	2010
Balance, beginning of period	$—	$—	$—
Additions
Acquisitions	6,144,068	—	—
Improvements	—	—	—
Adjustment to basis	—	—	—

Total additions	6,144,068	—	—
Deductions
Cost of real estate sold	—	—	—
Other (including provisions for impairment of real estate assets)	—	—	—
Total deductions	—	—	—

Balance, end of period	$6,144,068	$—	$—

(3)	The following is a reconciliation of accumulated depreciation for the years ended December 31:

	2012	2011	2010
Balance, beginning of period	$—	$—	$—
Additions
Acquisitions—Depreciation Expense for Building	2,373	—	—
Improvements—Depreciation Expense for Tenant and Site Improvement and amortization from lease intangibles	2,700	—	—

Total additions	5,073	—	—
Deductions
Cost of real estate sold	—	—	—
Other (including provisions for impairment of real estate assets)	—	—	—
Total deductions	—	—	—

Balance, end of period	$5,073	$—	$—

(4)	The Company’s assets are depreciated or amortized using the straight-lined method over the useful lives of the assets by class. Generally, tenant improvements and lease intangibles are amortized over the respective lease term and buildings are depreciated over 40 years.

INVESTOR INSTRUCTIONS

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1.	Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $2,000 is required, except in New York and Tennessee, where the minimum investment is $2,500. In no event shall any investment be less than $100.

Note to investors in Pennsylvania and Tennessee: Until we have raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

2.	Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3.	Investor Information - SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

4.	Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

The O’Donnell Strategic Industrial REIT name and logo are registered trademarks being used under license.
Over Please

5.	Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. O’Donnell Strategic Industrial REIT, Inc. will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus of the Subscription Agreement relating to such investment, you must promptly notify O’Donnell Strategic Industrial REIT, Inc. in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7.	Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

•

has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from O’Donnell Strategic Industrial REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify O’Donnell Strategic Industrial REIT, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that O’Donnell Strategic Industrial REIT, Inc. send a paper copy of a particular stockholder communications to you. O’Donnell Strategic Industrial REIT, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9.	Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama resident you must also initial paragraph (6), if a Kansas or Massachusetts resident you must also initial paragraph (7), if a Maine resident you must also initial paragraph (8), if an Iowa, Kentucky or Oregon resident you must also initial paragraph (9), if a Nebraska resident you must also initial paragraph (10), if a North Dakota resident you must also initial paragraph (11), if a Pennsylvania resident you must also initial paragraph (12), and if a Tennessee resident you must also initial paragraph (13). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check made payable to “O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Payment may be wired to:
Investment Processing Department	Investment Processing Department	UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.	1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street	Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105	ABA #: 101000695
Toll Free: 877.907.1148	Toll Free: 877.907.1148	Account #: 9871917029
FAO: (Include Account Title)

Note to investors in Pennsylvania and Tennessee: Until we have raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

Regular Mail	Overnight Mail	Payment may be wired to:
UMB Bank, N.A., as Escrow Agent for	UMB Bank, N.A., as Escrow Agent for	UMB Bank, N.A., as Escrow Agent for
O’Donnell Strategic Industrial REIT, Inc.	O’Donnell Strategic Industrial REIT, Inc.	O’Donnell Strategic Industrial REIT, Inc.
c/o DST Systems, Inc.	c/o DST Systems, Inc.	1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street	Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105	ABA #: 101000695
Toll Free: 877.907.1148	Toll Free: 877.907.1148	Account #: 9871917029
FAO: (Include Account Title)

8/12	OD0010-B

SUBSCRIPTION AGREEMENT

1.	Investment

Amount of Subscription:	State of Sale:

Minimum Initial Investment is $2,000 ($2,500 - New York & Tennessee) Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: ☐ Enclosed Check ☐ Funds Wired ☐ Funds to Follow

2.	Account Type - Check One Box Only

Non-Qualified Registration Types		Qualified Registration Types

☐ Individual (If TOD, attach application)	☐ UGMA: State of	☐ Traditional (Individual) IRA	☐ SEP IRA
☐ Joint Tenant* (If TOD, attach application)	☐ UTMA: State of	☐ Simple IRA	☐ ROTH IRA
☐ Tenants in Common*	☐ Corporation**	☐ Beneficial IRA
☐ Community Property* ☐ Trust** ☐ Non-Profit Organization**	☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked)	as Beneficiary for:
	☐ Partnership**	☐ Profit Sharing Plan**	☐ Pension Plan**
	☐ Other (Specify)	☐ KEOGH Plan**

*All parties must sign.	**Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3.	Investor Information - SSN or TIN Required

Investor #1 Name:	SSN/Tax ID:		DOB:

Investor #2 Name:	SSN/Tax ID:		DOB:

Street Address:

City:	State:	Zip Code:

Optional Mailing Address:

City:	State:	Zip Code:

Phone (day):	Phone (evening):

E-mail:

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country:	☐ Check here if you are subject to backup withholding

4.	Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.”

Title Line 1:

Title Line 2:

Primary SSN/TIN:	Secondary SSN/TIN:

The O’Donnell Strategic Industrial REIT name and logo are registered trademarks being used under license.	Over Please

5.	Custodian/ Trustee Information

ñ	Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:
Trustee Address 1:
Trustee Address 2:
Trustee City:	State:	Zip Code:
Trustee Telephone Number:	Trustee Tax Identification Number:
Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of O’Donnell Strategic Industrial REIT, Inc. that are beneficially owned by the investor as reflected on the records of O’Donnell Strategic Industrial REIT, Inc. as of the applicable record date at any meeting of the stockholders of O’Donnell Strategic Industrial REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. O’Donnell Strategic Industrial REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: O’Donnell Strategic Industrial REIT, Inc., c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.
☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)
☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:
Address:
City:	State:	Zip Code:
Account Number:

☐ Direct Deposit (Attach Voided Check) I authorize O’Donnell Strategic Industrial REIT, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify O’Donnell Strategic Industrial REIT, Inc. in writing to cancel it. In the event that O’Donnell Strategic Industrial REIT, Inc. deposits funds erroneously into my account, O’Donnell Strategic Industrial REIT, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:		% of Distribution	☐ Checking
ABA/ Routing Number:	Account Number:		☐ Savings

7.	Broker - Dealer and Registered Representative Information

Broker-Dealer Name:
Representative Name:		Rep Number:
Representative’s Firm Name:		Branch ID:
Representative’s Address:
Representative’s City:	State:	Zip Code:
Representative’s Phone:	Representative’s Fax Number:
Representative’s E-mail Address:

This Subscription was made as follows:	☐	Shares are being purchased net of commissions
☐ Through a participating Broker-Dealer
☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer
*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to O’Donnell Strategic Industrial REIT, Inc. that I have reasonable grounds for believing that the purchase of the shares by the subscriber is a suitable and appropriate investment for this subscriber.

Signature of Financial Representative:	Date:

(If required by Broker-Dealer)
Branch Manager Signature:	Date:

8.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from O’Donnell Strategic Industrial REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify O’Donnell Strategic Industrial REIT, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that O’Donnell Strategic Industrial REIT, Inc. send a paper copy of a particular stockholder communications to me. O’Donnell Strategic Industrial REIT, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only	ñ	Signature of Investor:	Date:

		Signature of Joint Investor:	Date:

E-mail: (If blank - email from Section 3 will be used)

9.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner	1.	I have received the final Prospectus of O’Donnell Strategic Industrial REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner	2.	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner	3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner	4.	I am purchasing the shares for the account referenced above.

Owner Co-Owner	5.	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner	6.	For residents of Alabama only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs and I (we) otherwise meet the suitability standards established by O’Donnell Strategic Industrial REIT, Inc.

Over Please

9.	Subscriber Signatures, continued

Owner Co-Owner	7.	If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of ODSI REIT, Inc. and other similar direct participation investments with limited liquidity to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas and Massachusetts investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner	8.	For residents of Maine only : My (our) aggregate investment in this offering and similar direct participation investments may not exceed 10% of my (our) liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner	9.	For residents of Iowa, Kentucky and Oregon only: My (our) investment in O’Donnell Strategic Industrial REIT, Inc. and all affiliates of O’Donnell Strategic Industrial REIT, Inc. may not exceed 10% of my (our) liquid net worth.
Owner Co-Owner	10.	For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

Owner Co-Owner	11.	For residents of North Dakota only: In addition to meeting the suitability standards established by O’Donnell Strategic Industrial REIT, Inc. as set forth above, I (we) have a net worth of at least 10 times my (our) investment in O’Donnell Strategic Industrial REIT, Inc. and its affiliates. Net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner	12.	For residents of Pennsylvania only: my (our) maximum investment in this offering may not exceed 10% of my (our) net worth (excluding the value of home, home furnishing and automobiles).

Owner Co-Owner	13.	For residents of Tennessee only: my (our) maximum investment in this offering may not exceed 10% of my (our) liquid net worth.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, O’DONNELL STRATEGIC INDUSTRIAL REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:	Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check made payable to “O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Payment may be wired to:
Investment Processing Department	Investment Processing Department	UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.	1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street	Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105	ABA #: 101000695
Toll Free: 877.907.1148	Toll Free: 877.907.1148	Account #: 9871917029
FAO: (Include Account Title)

Note to investors in Pennsylvania and Tennessee: Until we have raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

Regular Mail	Overnight Mail	Payment may be wired to:
UMB Bank, N.A., as Escrow Agent for	UMB Bank, N.A., as Escrow Agent for	UMB Bank, N.A., as Escrow Agent for
O’Donnell Strategic Industrial REIT, Inc.	O’Donnell Strategic Industrial REIT, Inc.	O’Donnell Strategic Industrial REIT, Inc.
c/o DST Systems, Inc.	c/o DST Systems, Inc.	1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street	Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105	ABA #: 101000695
Toll Free: 877.907.1148	Toll Free: 877.907.1148	Account #: 9871917029
FAO: (Include Account Title)

8/12	OD0009-B

INVESTOR INSTRUCTIONS

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1.	Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. A minimum initial investment of $2,000 is required, except in New York and Tennessee, where the minimum investment is $2,500. In no event shall any investment be less than $100.

Note to Pennsylvania and Tennessee Investors in O’Donnell Strategic Industrial REIT, Inc.: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the amount of your investment in O’Donnell Strategic Industrial REIT, Inc., should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the O'Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

2.	Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3.	Investor Information - SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10 and/or 11, you are certifying that this number is correct.

4.	Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10 and/or 11, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5.	Custodian/Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7.	Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

•

has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8.	Electronic Delivery (Optional)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9.	Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama or New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Carter Validus Mission Critical REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 and/or 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

10.	Subscriber Signatures for O’Donnell Strategic Industrial REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a Kansas resident you must also initial paragraph (6), if a Maine resident you must also initial paragraph (7), if an Iowa, Kentucky, or Oregon resident you must also initial paragraph (8), if an Nebraska resident you must also initial paragraph (9), if a North Dakota resident you must also initial paragraph (10) and if a Pennsylvania resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the O’Donnell Strategic Industrial REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 and/or 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

11.	Subscriber Signatures for Sierra Income Corporation

Please separately initial each of the representations in paragraph (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Kentucky resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a Massachusetts resident you must also initial paragraph (10), if a Nebraska resident you must also initial paragraph (11), if a New Jersey resident you must also initial paragraph (12), if a New Mexico resident you must also initial paragraph (13), if a North Dakota resident you must also initial paragraph (14), if an Oklahoma resident you must also initial paragraph (15), if an Oregon resident you must also initial paragraph (16) and if a Texas resident you must also initial paragraph (17). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 888.292.3178	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to Carter Validus Mission Critical REIT, Inc. or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to “O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.,

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #:  9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania*: Until we have raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

UMB Bank, N.A., as Escrow Agent for

O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

Sierra Income Corporation Investors: Until Sierra Income Corporation has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with Sierra Income Corporation or its advisor, the portion of your purchase that is for the Sierra Income Corporation, can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for SIC or wired to:

UMB Bank, N.A., as Escrow Agent for

Sierra Income Corporation

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976289

FAO: (Include Account Title)

*  Pennsylvania and Tennessee Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

8/12	SC0050-C

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.

1.	Investment

Amount of Subscription:	State of Sale:

Minimum Initial Investment is $2,000 ($2,500 - New York) Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.	Carter Validus Mission Critical REIT, Inc.	Investment Amount
(CVMC REIT, Inc.)
Payment will be made with:
☐ Enclosed Checks	O’Donnell Strategic Industrial REIT, Inc.
☐ Funds Wired	(ODSI REIT, Inc.)
☐ Funds to Follow
Sierra Income Corporation
(SIC)

2.	Account Type - Check One Box Only

Non-Qualified Registration Types		Qualified Registration Types

☐ Individual (If TOD, attach application)	☐ UGMA: State of	☐ Traditional (Individual) IRA	☐ SEP IRA
☐ Joint Tenant* (If TOD, attach application)	☐ UTMA: State of	☐ Simple IRA	☐ ROTH IRA
☐ Tenants in Common*	☐ Corporation**	☐ Beneficial IRA
☐ Community Property*	☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked)	as Beneficiary for:
☐ Trust**	☐ Partnership**	☐ Profit Sharing Plan**	☐ Pension Plan**
☐ Non-Profit Organization**	☐ Other (Specify)	☐ KEOGH Plan**

*All parties must sign.

**Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3.	Investor Information - SSN or TIN Required

Investor #1 Name:	SSN/Tax ID:	DOB:

Investor #2 Name:	SSN/Tax ID:	DOB:

Street Address:

City:	State:	Zip Code:

Optional
Mailing Address:

City:	State:	Zip Code:

Phone (day):	Phone (evening):

E-mail:

☐ US Citizen	☐ US Citizen residing outside the US

☐ Foreign citizen, country:	☐ Check here if you are subject to backup withholding

Over Please

4.	Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.”

Title Line 1:
Title Line 2:
Primary SSN/TIN:	Secondary SSN/TIN:

5.	Custodian/Trustee lnformation

ñ	Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:
Trustee Address 1:
Trustee Address 2:
Trustee City:	State:	Zip Code:
Trustee Telephone Number:	Trustee Tax Identification Number:
Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC that are beneficially owned by the investor as reflected on the records of CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC as of the applicable record date at any meeting of the stockholders of CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC. This authorization shall remain in place until revoked in writing by Custodian/Trustee. CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC, as applicable, you will promptly provide written notification to: CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC (as applicable), c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution
☐	I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc. and/or

ODSI REIT, Inc. and/or SIC

☐	Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

☐	Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:
Address:
City:	State:	Zip Code:
Account Number:

☐ Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC in writing to cancel it. In the event that CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC deposits funds erroneously into my account, CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:		% of Distribution	☐ Checking
ABA/ Routing Number:	Account Number:		☐ Savings

7.	Broker - Dealer and Registered Representative Information

Broker-Dealer Name:
Representative Name:		Rep Number:
Representative’s Firm Name:		Branch ID:
Representative’s Address:
Representative’s City:	State:	Zip Code:
Representative’s Phone:	Representative’s Fax Number:
Representative’s E-mail Address:

This Subscription was made as follows:
☐	Through a participating Broker-Dealer	☐	Shares are being purchased net of commissions
☐	Through a participating RIA* unaffiliated with a participating Broker-Dealer
* A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative:	Date:

(If required by Broker-Dealer)
Branch Manager Signature:	Date:

8.	Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only	ñ	Signature of Investor:	Date:

		Signature of Joint Investor:	Date:

E-mail: (If blank - email from Section 3 will be used)

9.	Subscriber Signatures for CVMC REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner	1.	I (we) have received the final Prospectus of CVMC REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner	2.	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner	3.	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner	4.	I (we) am/are purchasing the shares for the account referenced above.

Owner Co-Owner	5.	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner	6.	For residents of New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

Owner Co-Owner	7.	For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

9.	Subscriber Signatures for CVMC REIT, Inc., continued

Owner Co-Owner	8.	If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner	9.	For residents of Kentucky, Michigan and Pennsylvania only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

Owner Co-Owner	10.	For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

Owner Co-Owner	11.	For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:	Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

10.	Subscriber Signatures for ODSI REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner	1.	I (we) have received the final Prospectus of ODSI REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner	2.	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner	3.	I (we) acknowledge that there is no public market for the shares and, thus, my (our) investment in shares is not liquid.

Owner Co-Owner	4.	I (we) am purchasing the shares for the account referenced in Section 4.

Owner Co-Owner	5.	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

10.	Subscriber Signatures for ODSI REIT, Inc., continued

Owner Co-Owner	6.	If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of ODSI REIT, Inc. and other similar direct participation investments with limited liquidity to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas and Massachusetts investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner	7.	For residents of Maine only: I (we) acknowledge that the Maine Office of Securities recommends that my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my (our) liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner	8.	For residents of Iowa, Kentucky and Oregon only: My (our) investment in ODSI REIT, Inc. and all affiliates of ODSI REIT, Inc. may not exceed 10% of my (our) liquid net worth.

Owner Co-Owner	9.	For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

Owner Co-Owner	10.	For residents of North Dakota only: In addition to meeting the suitability standards established by ODSI REIT, Inc. as set forth above, I (we) have a net worth of at least 10 times my (our) investment in ODSI REIT, Inc. and its affiliates. Net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner	11.	For residents of Pennsylvania only: My (our) maximum investment in this offering may not exceed 10% of my (our) net worth (excluding the value of home, home furnishing and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, ODSI REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:	Date:
Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian:	Date:

11.	Subscriber Signatures for SIC

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner	1.	I have received the final Prospectus of Sierra Income Corporation at least five business days before signing the Subscription Agreement.

Owner Co-Owner	2.	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner	3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner	4.	I am purchasing the shares for the account referenced in Section 4.

11.	Subscriber Signatures for SIC, continued

Owner Co-Owner	5.	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner	6.	Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner	7.	Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner	8.	Kentucky: In addition to the suitability standards noted above, a Kentucky investor must have (i) either gross annual income of at least $85,000 and a minimum net worth of $85,000 (as defined in the NASAA Omnibus Guidelines), or (ii) a minimum net worth alone of $300,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth in these securities.

Owner Co-Owner	9.	Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner	10.	Massachusetts: In addition to the suitability standards noted above, the Massachusetts Securities Division recommends that an investor’s aggregate investment in this offering and similar offerings, including direct participation investments, not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner	11.	Nebraska: In addition to the suitability standards noted above, a Nebraska investor must have either (a) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor may not invest more than 10% of his or her net worth in this offering.

Owner Co-Owner	12.	New Jersey: In addition to the suitability standards noted above, the New Jersey Bureau of Securities recommends than an investor’s aggregate investment in this offering and similar direct participation program investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.”

Owner Co-Owner	13.	New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner	14.	North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

Owner Co-Owner	15.	Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in the Company to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

11.	Subscriber Signatures for SIC, continued

Owner Co-Owner	16.	Oregon: In addition to the suitability standards noted above, an Oregon investor must limit is or her investment in the Company to 10% of his or her net worth (excluding home, furnishings, and automobiles).

Owner Co-Owner	17.	Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, SIC WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:	Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian:	Date:

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail
Investment Processing Department	Investment Processing Department
c/o DST Systems, Inc.	c/o DST Systems, Inc.
P.O. Box 219731	430 W. 7th Street
Kansas City, MO 64121-9731	Kansas City, MO 64105
Toll Free: 888.292.3178	Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to Carter Validus Mission Critical REIT, Inc. or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to “O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.,

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania*: Until we have raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

UMB Bank, N.A., as Escrow Agent for

O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

Sierra Income Corporation Investors: Until Sierra Income Corporation has raised the minimum offering amount of $2,000,000 in its offering from persons not affiliated with Sierra Income Corporation or its advisor, the portion of your purchase that is for the Sierra Income Corporation, can be included as a check made payable to “UMB Bank, N.A., as Escrow Agent for SIC or wired to:

UMB Bank, N.A., as Escrow Agent for

Sierra Income Corporation

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976289

FAO: (Include Account Title)

*    Pennsylvania and Tennessee Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

8/12	SC0049-C

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

This subscription agreement is not valid for use in AL, AR or TN.

1.	Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100.

Note to Pennsylvania and Tennessee Investors in O’Donnell Strategic Industrial REIT, Inc.: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the amount of your investment in O’Donnell Strategic Industrial REIT, Inc., should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

2.	Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3.	Investor Information - SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10, you are certifying that this number is correct.

4.	Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5.	Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc., you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc., to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7.	Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

•

has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8.	Electronic Delivery (Optional)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in Section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9.	Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Carter Validus Mission Critical REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

10.	Subscriber Signatures for O’Donnell Strategic Industrial REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a Kansas or Massachusetts resident you must also initial paragraph (6), if a Maine resident you must also initial paragraph (7), if an Iowa, Kentucky, or Oregon resident you must also initial paragraph (8), if an Nebraska resident you must also initial paragraph (9), if a North Dakota resident you must also initial paragraph (10), and if a Pennsylvania resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the O’Donnell Strategic Industrial REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail
Investment Processing Department	Investment Processing Department
c/o DST Systems, Inc.	c/o DST Systems, Inc.
P.O. Box 219731	430 W. 7th Street
Kansas City, MO 64121-9731	Kansas City, MO 64105
Toll Free: 888.292.3178	Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #:  101000695

Account #:  9871916944

FAO:  (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to “O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #:  101000695

Account #:  9871917029

FAO:  (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania*: Until we have raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

UMB Bank, N.A., as Escrow Agent for

O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #:  101000695

*  Pennsylvania and Tennessee Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

8/12	SC0040-D

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.

1.	Investment

Amount of Subscription:	State of Sale:

Minimum Initial Investment is $2,000 ($2,500 - New York) Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.		Investment Amount

Carter Validus Mission Critical REIT, Inc.
Payment will be made with:	(CVMC REIT, Inc.)
☐ Enclosed Checks
☐ Funds Wired ☐ Funds to Follow	O’Donnell Strategic Industrial REIT, Inc.
(ODSI REIT, Inc.)

2.	Account Type - Check One Box Only

Non-Qualified Registration Types		Qualified Registration Types

☐ Individual (If TOD, attach application)	☐ UGMA: State of	☐ Traditional (Individual) IRA	☐ SEP IRA
☐ Joint Tenant* (If TOD, attach application)	☐ UTMA: State of	☐ Simple IRA	☐ ROTH IRA
☐ Tenants in Common*	☐ Corporation**	☐ Beneficial IRA
☐ Community Property*	☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked)	as Beneficiary for:
☐ Trust**	☐ Partnership**	☐ Profit Sharing Plan**	☐ Pension Plan**
☐ Non-Profit Organization**	☐ Other (Specify)	☐ KEOGH Plan**

*All parties must sign.

** Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date.

   The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3.	Investor Information - SSN or TIN Required

Investor #1 Name:	SSN/Tax ID:	DOB:

Investor #2 Name:	SSN/Tax ID:	DOB:

Street Address:

City:		State:		Zip Code:

Optional
Mailing Address:

City:		State:		Zip Code:

Phone	(day) :	Phone	(evening):

E-mail:

☐ US Citizen	☐ US Citizen residing outside the US

☐ Foreign citizen, country:	☐ Check here if you are subject to backup withholding

4.	Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.”

Title Line 1:
Title Line 2:

Primary SSN/TIN:	Secondary SSN/TIN:	Over Please

5.	Custodian/ Trustee Information

ñ	Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:
Trustee Address 1:
Trustee Address 2:
Trustee City:	State:	Zip Code:
Trustee Telephone Number:	Trustee Tax Identification Number:
Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of CVMC REIT, Inc. and/or ODSI REIT, Inc. that are beneficially owned by the investor as reflected on the records of CVMC REIT, Inc. and/or ODSI REIT, Inc. as of the applicable record date at any meeting of the stockholders of CVMC REIT and/or ODSI REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. CVMC REIT, Inc. and/or ODSI REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc., as applicable, you will promptly provide written notification to: CVMC REIT, Inc. and/or ODSI REIT, Inc. (as applicable), c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution
☐	I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc.

☐	Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

☐	Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:
Address:
City:	State:	Zip Code:
Account Number:

☐  Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or ODSI REIT, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. in writing to cancel it. In the event that CVMC REIT, Inc. and/or ODSI REIT, Inc. deposits funds erroneously into my account, CVMC REIT, Inc. and/or ODSI REIT, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:		% of Distribution	☐ Checking
ABA/ Routing Number:	Account Number:		☐ Savings

7.	Broker - Dealer and Registered Representative Information

Broker-Dealer Name:
Representative Name:		Rep Number:
Representative’s Firm Name:		Branch ID:
Representative’s Address:
Representative’s City:	State:	Zip Code:
Representative’s Phone:	Representative’s Fax Number:
Representative’s E-mail Address:

This Subscription was made as follows:		Shares are being purchased net of commissions
☐ Through a participating Broker-Dealer ☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer	☐
*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to CVMC REIT, Inc. and/or ODSI REIT, Inc. that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative:	Date:
(If required by Broker-Dealer)
Branch Manager Signature:	Date:

8.	Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc., and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or ODSI REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT, Inc. and/or ODSI REIT, Inc. send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or ODSI REIT, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only	ñ	Signature of Investor:	Date:

		Signature of Joint Investor:	Date:

E-mail: (If blank - email from Section 3 will be used)

9.	Subscriber Signatures for CVMC REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner	1.	I (we) have received the final Prospectus of CVMC REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner	Co-Owner	2.	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner	Co-Owner	3.	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4.	I (we) am/are purchasing the shares for the account referenced above.

Owner	Co-Owner	5.	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner	6.	For residents of New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

Owner	Co-Owner	7.	For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

Owner	Co-Owner	8.	If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

9.	Subscriber Signatures for CVMC REIT, Inc., continued

Owner	Co-Owner	9.	For residents of Kentucky, Michigan and Pennsylvania only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

Owner	Co-Owner	10.	For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

Owner	Co-Owner	11.	For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:	Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

10.	Subscriber Signatures for ODSI REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner	1.	I (we) have received the final Prospectus of ODSI REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner	Co-Owner	2.	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner	Co-Owner	3.	I (we) acknowledge that there is no public market for the shares and, thus, my (our) investment in shares is not liquid.

Owner	Co-Owner	4.	I (we) am purchasing the shares for the account referenced above.

Owner	Co-Owner	5.	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner	6.	If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of ODSI REIT, Inc. and other similar direct participation investments with limited liquidity to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas and Massachusetts investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	7.	For residents of Maine only: I (we) acknowledge that the Maine Office of Securities recommends that my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my (our) liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

10.	Subscriber Signatures for ODSI REIT, Inc.

Owner	Co-Owner	8.	For residents of Iowa, Kentucky and Oregon only: My (our) investment in ODSI REIT, Inc. and all affiliates of ODSI REIT, Inc. may not exceed 10% of my (our) liquid net worth.

Owner	Co-Owner	9.	For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

Owner	Co-Owner	10.	For residents of North Dakota only: In addition to meeting the suitability standards established by ODSI REIT, Inc. as set forth above, I (we) have a net worth of at least 10 times my (our) investment in ODSI REIT, Inc. and its affiliates. Net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	11.	For residents of Pennsylvania only: My (our) maximum investment in this offering may not exceed 10% of my (our) net worth (excluding the value of home, home furnishing and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, ODSI REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor:	Date:

Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail
Investment Processing Department	Investment Processing Department
c/o DST Systems, Inc.	c/o DST Systems, Inc.
P.O. Box 219731	430 W. 7th Street
Kansas City, MO 64121-9731	Kansas City, MO 64105
Toll Free: 888.292.3178	Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to “O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania*: Until we have raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

UMB Bank, N.A., as Escrow Agent for

O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

*   Pennsylvania and Tennessee Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

8/12	SC0039-D